UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

MDC PARTNERS INC.
(Name of Registrant as Specified in Its Charter)

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MDC PARTNERS INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN THAT an annual meeting (the “Meeting”) of the shareholders of MDC Partners Inc. (“MDC Partners”, “MDC” or the “Company”) will be held at MDC Partners’ Innovation Centre, 745 Fifth Avenue (19th Floor), New York, N.Y. on Tuesday, June 4, 2019 at 10:00 a.m. (New York City time) for the following purposes:
1.
To receive the consolidated financial statements of MDC Partners for the fiscal year ended December 31, 2018 and the auditors’ report thereon;

2.
To elect the directors of MDC Partners;

3.
To appoint auditors and to authorize the Audit Committee to determine the auditors’ remuneration;

4.
To hold a non-binding advisory vote to approve executive compensation; and

5.
To transact such further and other business as may properly come before the Meeting or any adjournment or postponement thereof.

The accompanying Proxy Statement and Management Information Circular provide additional information regarding the matters to be dealt with at the Meeting and is deemed to form part of this notice. Only shareholders of record at the close of business on April 12, 2019 are entitled to vote at the Meeting or any adjournment or postponement thereof. The proxy cut off may be waived or extended by the Chairman of the Meeting without notice.
Shareholders who are unable to attend the Meeting in person, are asked to complete, date and sign the enclosed form of proxy and to return it promptly in the envelope provided.
Proxies to be used at the Meeting must be received by AST Trust Company (Canada), not later than 10:00 a.m. (Eastern Daylight Time) on Friday, May 31, 2019 (or, if the Meeting is adjourned or postponed, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned or postponed Meeting). Proxies may be submitted by one of the following alternative methods:
By Internet: www.astvotemyproxy.com and enter the 13-digit control number printed on the form of proxy and follow the instructions on screen;
By Phone: 1-888-489-5760 (toll-free in North America) and enter the 13-digit control number printed on the form of proxy;
By Email: proxyvote@astfinancial.com;
By Fax: 416-368-2502 or 1-866-781-3111 (toll-free in North America); or
By Mail: AST Trust Company (Canada), Attn. Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1.
By Order of the Board of Directors
MITCHELL S. GENDEL
General Counsel and Corporate Secretary
New York, N.Y.
April 30, 2019

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to be Held on June 4, 2019:
This Proxy Statement and our Annual Report are available free of charge at www.mdc-partners.com/investors.

MDC PARTNERS INC.
PROXY STATEMENT AND
MANAGEMENT INFORMATION CIRCULAR
Annual Meeting of Shareholders
to be held on June 4, 2019
GENERAL PROXY INFORMATION
SOLICITATION OF PROXIES
This Proxy Statement and Management Information Circular (this “Circular”) is furnished in connection with the solicitation of proxies by the management of MDC Partners Inc. (“MDC Partners,” “MDC” or the “Company”) for use at the annual meeting of shareholders of MDC Partners to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and any adjournments or postponements thereof. Such meeting is hereinafter referred to as the “Meeting”.
The Meeting constitutes the Company’s annual meeting of shareholders. The information contained in this Circular is given as of the date hereof, except as otherwise noted herein. The address of the principal executive office of MDC Partners is 745 Fifth Avenue, 19th Floor, New York, NY 10151, and its registered address is 33 Draper Street, Toronto, Ontario M5V 2M3. This Circular, the accompanying notice and the enclosed form of proxy are expected to first be mailed to shareholders on or about Thursday, April 30, 2019.
Management expects that proxies will be solicited primarily by mail. While it is expected that the solicitation will be made primarily by mail, proxies may be solicited personally or by telephone. Employees who help us in the solicitation will not be specially compensated for those services but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. If a holder holds his, her or its shares in the name of a bank, broker or other nominee, see “Beneficial Owners” below.
MANNER IN WHICH PROXIES WILL BE VOTED
The shares represented by the accompanying form of proxy, if the same is properly executed in favor of Messrs. Penn and Gendel, the management nominees, and received at the offices of AST Trust Company (Canada), Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1 (the “Transfer Agent”) not later than 10:00 a.m. (Eastern Daylight Time) on Friday, May 31, 2019 (or, if the Meeting is adjourned or postponed, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned or postponed Meeting), will be voted or withheld from voting at the Meeting and, where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specifications made. The proxy cut off time may be waived or extended by the Chairman of the Meeting without notice. In the absence of such a specification, to the extent permitted, such shares will be voted (i) FOR the election of each of the eight (8) nominees for the Board of Directors of MDC Partners named in this Proxy Statement; (ii) FOR the appointment of BDO USA, LLP as auditors of MDC Partners and to authorize the Audit Committee to fix their remuneration; and (iii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Annual Meeting of Shareholders, and with respect to other matters which may properly come before the Meeting. At the date hereof, management knows of no such amendments, variations or other matters.
At any meeting of shareholders (including the 2019 Annual Meeting of Shareholders), a quorum for the transaction of business will be not less than 33 1/3% of the shares entitled to vote at the meeting, represented either in person or by proxy. Only a shareholder of record at the close of business on April 12, 2019 (the “record date”) will be entitled to vote, or grant proxies to vote, his or her Class A Subordinate Voting Shares (“Class A Shares”) or Class B Shares (“Class B Shares”) (the Class A Shares and the Class B Shares are herein referred to collectively as the “shares”) at the Meeting (subject, in the case of voting by proxy, to the timely deposit of his or her executed form of proxy as described herein).

All matters are ordinary resolutions which must be passed by at least a majority of the votes cast by shareholders present in person or represented by proxy who voted in respect of the ordinary resolution at the Meeting, except for the election of directors, who are elected by a plurality of the votes cast. Broker non-votes and abstentions are included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum, but otherwise will not affect the voting outcome of the proposals. An automated system administered by the Transfer Agent tabulates the votes.
ALTERNATE PROXY
Each shareholder has the right to appoint a person other than the persons named in the accompanying form of proxy, who need not be a shareholder, to attend and act for him or her and on his or her behalf at the Meeting. Any shareholder wishing to exercise such right may do so by inserting in the blank space provided in the accompanying form of proxy the name of the person whom such shareholder wishes to appoint as proxy and by duly depositing such proxy, or by duly completing and depositing another proper form of proxy and depositing the same with the Transfer Agent at the address and within the time specified under “Manner In Which Proxies Will Be Voted” above. If you are appointing a non-management proxyholder please ensure they attend the Meeting for your vote to count.
REVOCABILITY OF PROXY
A shareholder giving a proxy has the power to revoke it. Such revocation may be made by the shareholder by duly executing another form of proxy bearing a later date and duly depositing the same before the specified time, or may be made by written instrument revoking such proxy executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited either at the corporate office of MDC Partners, 745 Fifth Avenue, 19th Floor, New York, NY 10151, not later than 10:00 a.m. (Eastern Daylight Time) on Friday, May 31, 2019 (or, if the Meeting is adjourned or postponed, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned or postponed Meeting), or with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof. If such written instrument is deposited with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof, such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.
BENEFICIAL OWNERS
Most shareholders are “beneficial owners” who are non-registered shareholders. Their shares are registered in the name of an intermediary, such as a securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf, or in the name of a clearing agency in which the intermediary is a participant (such as The Canadian Depository for Securities Limited). Intermediaries have obligations to forward meeting materials to the non-registered holders, unless otherwise instructed by the holder (and as required by regulation in some cases, despite such instructions).
Only registered shareholders or their duly appointed proxyholders are permitted to vote at the Meeting. Non-registered holders should follow the directions of their intermediaries with respect to the procedures to be followed for voting. Generally, intermediaries will provide non-registered holders with either: (a) a voting instruction form for completion and execution by the non-registered holder, or (b) a proxy form, executed by the intermediary and restricted to the number of shares owned by the non-registered holder, but otherwise uncompleted. These are procedures to permit the non-registered holders to direct the voting of the shares that they beneficially own.
If the non-registered holder wishes to attend and vote in person at the meeting, they must insert their own name in the space provided for the appointment of a proxyholder on the voting instruction form or proxy form provided by the intermediary, and carefully follow the intermediary’s instructions for return of the executed form or other method of response.
If the non-registered shareholder does not provide voting instructions to its intermediary, the shares will not be voted on any proposal on which the intermediary does not have discretionary authority to vote. Under current rules, certain intermediaries will not have discretionary authority to vote shares at the

Meeting on any of the proposals. We encourage all non-registered shareholders to provide instructions to the securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf by carefully following the instructions provided.
CURRENCY
Unless otherwise stated, all amounts reported in this Circular are in U.S. dollars. Canadian dollar amounts have been translated to U.S. dollars at the following rates:
	2017	2018	2019
As at December 31st	1.2530	1.3462	—
As at March 31st	1.3337	1.2893	1.3363
Average for year ended December 31st	1.2977	1.2962	—
AUTHORIZED CAPITAL AND VOTING SHARES
The authorized capital of MDC Partners consists of an unlimited number of Class A Shares; an unlimited number of Class B Shares; and an unlimited number of non-voting Preference Shares, issuable in series, in an unlimited number of which 5,000 Series 1 Preference Shares, 700,000 Series 2 Preference Shares, an unlimited number of Series 3 Preference Shares, 95,000 Series 4 Preference Shares, an unlimited number of Series 5 Preference Shares, 50,000 Series 6 Preference Shares, and an unlimited number of Series 7 Preference Shares have been designated. As at April 12, 2019, MDC Partners had outstanding 73,234,126 Class A Shares (including restricted stock awards), 3,755 Class B Shares, no Series 1 Preference Shares, no Series 2 Preference Shares, no Series 3 Preference Shares, 95,000 Series 4 Preference Shares, no Series 5 Preference Shares, 50,000 Series 6 Preference Shares and no Series 7 Preference Shares.
The Series 4 Preference Shares do not entitle their holders to vote in the election of directors and, other than as required by applicable law, holders of the Series 4 Preference Shares will not have voting rights. The holders of the Series 4 Preference Shares have the right to convert the Series 4 Preference Shares at any time and from time to time into a number of Class A Shares equal to the then-applicable liquidation preference divided by the applicable conversion price at such time (the “Series 4 Conversion Price”). The current liquidation preference of each Series 4 Preference Share is $1,178, subject to an 8% accretion, compounded quarterly until March 7, 2022. The current Series 4 Conversion Price is $7.42 per Series 4 Preference Share, subject to customary anti-dilution protection. The Series 4 Preference Shares are also convertible at the Company’s option (i) on and after March 7, 2019, if the closing trading price of the Class A Shares over a specified period prior to conversion is at least 125% of the then-applicable Series 4 Conversion Price or (ii) after March 7, 2022, if the closing trading price of the Class A Shares over a specified period prior to conversion is at least equal to the then-applicable Series 4 Conversion Price.
The Series 6 Preference Shares do not entitle their holders to vote in the election of directors and, other than as required by applicable law, holders of the Series 6 Preference Shares will not have voting rights. The holders of the Series 6 Preference Shares have the right to convert the Series 6 Preference Shares at any time and from time to time into a number of Class A Shares equal to the then-applicable liquidation preference divided by the applicable conversion price at such time (the “Series 6 Conversion Price”). The initial liquidation preference of each Series 6 Preference Share is $1,000, subject to an 8% accretion, compounded quarterly until March 14, 2024. The initial Series 6 Conversion Price is $5.00 per Series 6 Preference Share, subject to customary anti-dilution protection. The Series 6 Preference Shares are also convertible at the Company’s option (i) on and after March 14, 2021, if the closing trading price of the Class A Shares over a specified period prior to conversion is at least 125% of the then-applicable Series 6 Conversion Price or (ii) after March 14, 2024, if the closing trading price of the Class A Shares over a specified period prior to conversion is at least equal to the then-applicable Series 6 Conversion Price.
The holders of the Class A Shares are entitled to one vote in respect of each Class A Share held in connection with each matter to be acted upon at the Meeting, the holders of the Class B Shares are entitled to twenty votes in respect of each Class B Share held in connection with each matter to be acted upon at the Meeting; the holders of the Series 4 Preference Shares and Series 6 Preference Shares are not entitled to vote in connection with the matters to be acted upon at the Meeting. Approximately 99.9% of the aggregate voting rights attached to the issued and outstanding shares of MDC Partners are represented by the Class A Shares. Cumulative voting in the election of directors is not permitted.
The articles of MDC Partners contain provisions providing that, in the event an offer is made to purchase Class B Shares which must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares are listed, be made to all or substantially all of the Class B Shares, and which offer is not made on identical terms, as to price per share and percentage of outstanding shares, to purchase the Class A Shares, the holders of Class A Shares shall have the right to convert such shares into Class B Shares in certain specified instances.
To the knowledge of the directors and officers of MDC Partners, and excluding the Series 4 and Series 6 Preference Shares, no person (or group of persons) beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of MDC Partners representing more than 5% of the voting rights attached to any class of voting securities of MDC Partners other than: Stagwell Agency Holdings LLC, Indaba Capital Management, L.P. and Hotchkis and Wiley Capital Management LLC. See “Security Ownership of Management and Certain Beneficial Owners” for details of shares beneficially owned by these persons and entities.
EXPENSES
MDC Partners will pay all of the expenses of soliciting proxies for management. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of MDC Partners, whose directors, officers and employees will receive no compensation for such solicitation other than their regular salaries or fees. MDC Partners also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. MDC Partners will, upon request, reimburse these institutions for their reasonable charges and expenses incurred in forwarding this proxy material to beneficial owners of shares.

FINANCIAL STATEMENTS
The Company’s audited financial statements for the year ended December 31, 2018 and the report of the auditors thereon will be placed before the Meeting. These audited consolidated financial statements may be obtained by shareholders, without charge, upon written request to 745 Fifth Avenue, 19th Floor, New York, NY 10151, Attention: Investor Relations, and will be available, without charge, to shareholders at MDC Partners’ website at www.mdc-partners.com, on the Securities and Exchange Commission’s website at www.sec.gov, and on the SEDAR website at www.sedar.com.

PARTICULARS OF MATTERS TO BE ACTED UPON
ITEM 1 — ELECTION OF DIRECTORS
The Requisition included an item of business consisting of a resolution setting the number of directors of MDC Partners at eight (8). The Board has independently determined that eight (8) directors will be elected at the Meeting this year based on the mix of skills and experience necessary for the Board to fulfill its duties and responsibilities. Accordingly, the business of the Meeting does not include an ordinary resolution fixing the size of the Board.
The term of office of each of the present directors expires at the Meeting. The eight (8) persons named below will be presented for election to the Board of Directors at the Meeting as management’s nominees, and, unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the election of the nominees whose names are set forth below.
Mark J. Penn	Anne Marie O’Donovan
Charlene Barshefsky	Kristen M. O’Hara
Daniel S. Goldberg	Desirée Rogers
Bradley J. Gross	Irwin D. Simon
MDC Partners believes that each of the above nominees for election as director possess the personal and professional qualifications necessary to serve as a member of the Board, including the particular experience, talent, expertise and background set forth in “Information Concerning Management’s Nominees for Election as Directors”, below. The Board therefore unanimously recommends a vote “For” the election of its nominees.
Each director elected will hold office until the next annual meeting of shareholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with the by-laws of MDC Partners. Management does not contemplate that any of its nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the accompanying proxy reserve the right to vote for another nominee in their discretion.
With the exception of Mr. Penn and Mr. Gross, the Board has determined that all of the nominees are independent under applicable Nasdaq rules and the Board’s governance principles and are independent under applicable Canadian securities laws. In addition, pursuant to applicable requirements of the Canada Business Corporations Act (the “CBCA”), MDC Partners is required to have at least 25% resident Canadian directors. Ms. O’Donovan and Mr. Goldberg are resident Canadians.
Information Concerning Management’s Nominees for Election as Directors
The following information relating to the nominees as directors, including their principal occupations and positions for the past five years and in certain cases prior years, is based partly on MDC Partners’ records and partly on information received by MDC Partners from such persons and is given as of April 30, 2019:
Mark J. Penn, age 65, has been the Chief Executive Officer of MDC Partners since March 18, 2019 and the Chairman of the Board since April 18, 2019. He has also been the President and Managing Partner of The Stagwell Group, a private equity fund that invests in digital marketing services companies, since its formation in June 2015. Prior to The Stagwell Group, Mr. Penn served in various senior executive positions at Microsoft. As Executive Vice President and Chief Strategy Officer of Microsoft, he was responsible for working on core strategic issues across the company, blending data analytics with creativity. Mr. Penn also has extensive experience growing and managing agencies. As the co-founder and CEO of Penn Schoen Berland, a market research firm that he built and later sold to WPP Group, he demonstrated value-creation, serving clients with innovative techniques such as being the first to offer overnight polling and unique ad testing methods now used by politicians and major corporations. At WPP Group, he also became CEO of Burson-Marsteller, and managed the two companies to substantial profit growth during that period. A globally recognized strategist, Mr. Penn has advised corporate and political leaders both in the United

States and internationally. He served for six years as White House Pollster to President Bill Clinton and was a senior adviser in his 1996 re-election campaign, receiving recognition for his highly effective strategies. Mr. Penn later served as chief strategist to Hillary Clinton in her Senate campaigns and her 2008 Presidential campaign. Internationally, Mr. Penn helped elect more than 25 leaders in Asia, Latin America and Europe, including Tony Blair and Menachem Begin.
As a well-known thought leader, Mr. Penn’s new book “Microtrends Squared: The New Small Forces Driving the Big Disruptions Today” comes ten years after his bestseller “Microtrends: The Small Forces Behind Tomorrow’s Big Changes”. He has also been a columnist for the Wall Street Journal, Time.com, POLITICO, The Hill, and the Huffington Post, and is a visiting lecturer at Harvard College where he teaches courses on Public Opinion. Mr. Penn has extensive leadership experience as an agency operator, and his background as an agency founder, executive strategist and marketer, and global thought leader were critical qualifications that led to his appointment as CEO and a member of the Board. Mr. Penn resides in Washington, D.C. Mr. Penn was nominated by Stagwell Agency Holdings LLC pursuant to its rights as purchaser of the Class A Subordinate Voting Shares and Series 6 Convertible Preference Shares.
Charlene Barshefsky, age 68, is Senior International Partner at WilmerHale, a multinational law firm based in Washington, D.C., a position she has held since 2001. Ambassador Barshefsky advises multinational corporations on their market access, regulatory, investment and acquisition strategies in major markets across the globe. Prior to joining WilmerHale, Ambassador Barshefsky was the United States Trade Representative (USTR) and a member of President Clinton’s Cabinet from 1997 to 2001, and Acting and Deputy USTR from 1993 to 1996. As the USTR, she served as chief trade negotiator and principal trade policymaker for the United States and, in both roles, negotiated complex market access, regulatory and investment agreements with virtually every major country in the world. She serves on the boards of directors of the American Express Company and the Estee Lauder Companies and is a member of the board of trustees of the Howard Hughes Medical Institute. She is also a member of the Council on Foreign Relations. Ambassador Barshefsky has been a member of the MDC Partners board of directors since her appointment on April 8, 2019 and she is currently a member of the Audit Committee and the Nominating and Corporate Governance Committee. Ambassador Barshefsky brings a distinguished record as a policymaker and negotiator, as well as exceptional Board director experience for some of the world’s most respected consumer companies across a range of sectors focused on digital innovation. Ambassador Barshefsky resides in Washington, D.C. Ambassador Barshefsky was nominated by Stagwell Agency Holdings LLC pursuant to its rights as the purchaser of the Class A Subordinate Voting Shares and Series 6 Convertible Preference Shares.
Daniel S. Goldberg, age 54, is President and Chief Executive Officer of Telesat, a Canadian satellite communications company, a position he has held since 2006. Prior to joining Telesat, Mr. Goldberg served as Chief Executive Officer of SES New Skies and as a member of the SES Executive Committee, and earlier New Skies positions include Chief Operating Officer and General Counsel. Before joining New Skies, Mr. Goldberg served as Associate General Counsel and Vice President of Government and Regulatory Affairs at PanAmSat. Mr. Goldberg is a seasoned executive, bringing to the board global operations expertise and a track record of achieving industry-leading growth and significant equity value creation. He has been a member of the MDC Partners board of directors since his appointment on July 1, 2016. He is currently a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Goldberg resides in Ottawa, Ontario.
Bradley J. Gross, age 46, is a Managing Director within the Merchant Banking Division (“MBD”) of Goldman, Sachs & Co., a position he has held since 2007. Mr. Gross is focused on US technology, media and telecom investing and serves as a member of the MBD Corporate Investment Committee and MBD Risk Committee. Mr. Gross joined Goldman Sachs in 1995 and rejoined the firm after completing business school in 2000. He became a vice president in 2003 and was named Managing Director in 2007. Mr. Gross serves on the boards of directors of Americold Realty Trust, the global leader in refrigerated warehouse logistics, Neovia Logistics Holdings, a provider of logistics solutions, Proquest Holdings, a leading information services business serving the higher education market, and Open Road Parent LLC, the leading online marketplace and marketing software solutions provider for commercial and recreational dealers. Mr. Gross brings to the board an exceptional track record and important expertise to our continued pursuit of maximizing long-term shareholder value. He has been a member of the MDC Partners board of directors since his appointment on March 7, 2017. Mr. Gross resides in New York, New York. Mr. Gross was nominated by Goldman Sachs pursuant to its rights as the purchaser of the Series 4 Convertible Preference Shares.
Anne Marie O’Donovan, age 60, is an experienced senior executive, public company board member, and CPA, with over 30 years of Canadian and global financial services industry expertise. She is a member of the board of directors of Indigo Books & Music, a Canadian book and lifestyle company, Aviva Canada, a leading property and casualty insurance company, Cadillac Fairview, an owner/operator/ developer of office, retail and mixed-use properties, and Investco, an investment subsidiary of the Canadian Medical Association. Most recently she served as Executive Vice President at Scotiabank, where she was Chief Administrative Officer for Global Banking and Markets division. Prior to that Ms. O’Donovan had a long, distinguished career at Ernst & Young, a professional services and accounting firm, as Partner. She holds an HBA degree from the Richard Ivey School of Business at the University of Western Ontario and is a Fellow of the Institute of Chartered Accountants of Ontario. Spencer Stuart, a leadership consulting firm that was engaged by the MDC Partners’ board of directors in 2016 to complete an extensive director search, recommended Ms. O’Donovan to the board. Ms. O’Donovan brings to the board an in-depth knowledge in the areas of executive leadership, risk management, regulatory, governance, financial management, technology, operations and internal audit, as well as relevant experience working with international teams across Europe, Asia and Latin America. Ms. O’Donovan has been a member of the MDC Partners board of directors since her appointment on March 1, 2016. She is currently Chair of the Audit Committee, and a member of the Nominating and Corporate Governance Committee. Ms. O’Donovan resides in Oakville, Ontario. Ms. O’Donovan has informed the Board that she intends to retire from the Company’s Board of Directors prior to July 31, 2019 due to another professional commitment, and she does not intend to serve a full one-year term if re-elected at the June 4, 2019 shareholders’ meeting. Ms. O’Donovan’s planned retirement will facilitate an appropriate transition of Board and Audit Committee responsibilities to another Canadian independent director with industry experience.
Kristen M. O’Hara, age 49, is a strategic marketing professional who has worked for several global enterprises. Ms. O’Hara served as VP Business Solutions of Snap Inc. from September 2018 to October 2018, and prior to that, served as Chief Marketing Officer, Global Media for Time Warner Inc. (now Warner Media, LLC), a position she held since May 2011. Earlier executive roles with Time Warner Inc.’s Global Media Group include Senior Vice President and Managing Director, Senior Vice President of Marketing and Client Partnerships, and from 2002 to 2004, Ms. O’Hara was the Vice President of Corporate Marketing and Sales Strategy for the Time Inc. division of Time Warner Inc. From 1993 to 2002, Ms. O’Hara served in several positions at global marketing communications firm Young & Rubicam Inc., driving business development and brand strategy for blue chip advertisers. Ms. O’Hara has been a member of the board of trustees of the Signature Theatre Company since 2012. She was formerly a member of the boards of directors of Iconix Brand Group, Inc., a Nasdaq-listed company, from September 2016 to January 2018, and the Data & Marketing Association. Ms. O’Hara’s marketing and advertising experience, and high level of expertise in data, social and digital media, offer critical skills and perspectives to the board. Ms. O’Hara resides in Bronxville, New York. Ms. O’Hara was nominated for election to the MDC Partners board of directors pursuant to a settlement agreement by and between the Company and FrontFour Capital Group LLC.
Desirée Rogers, age 59, is Chairman of Choose Chicago, a tourism agency for the city of Chicago with over $1 billion in revenue, a position she has held since 2013. At Choose Chicago, Ms. Rogers’ digital marketing leadership resulted in record results of over 57 million visitors in 2018. Ms. Rogers also recently launched One Brown Girl, LLC, a corporation that invests in minority owned businesses. Ms. Rogers was Chief Executive Officer of Johnson Publishing Company, a publishing and cosmetics firm, from 2010 to 2017. During the period of 2009 to 2010, Ms. Rogers was The White House’s Special Assistant to the President and Social Secretary under the Obama administration, as well as President, Allstate Social Network for Allstate Financial, a personal lines property and casualty insurer. Ms. Rogers is a member of the boards of directors of World Business Chicago, Cradles to Crayons, The Economic Club of Chicago, Conquer Cancer Foundation, Donors Choose and Inspired Entertainment Inc., and is formerly a member of the board of directors of Pinnacle Entertainment, Inc. Ms. Rogers is a results-oriented business leader, and brings to the board strong interpersonal, collaborative and diplomatic skills. She has been a member of the MDC Partners board of directors since her appointment on April 26, 2018, and currently serves on the Nominating and Corporate Governance Committee and the Human Resources & Compensation Committee. Ms. Rogers resides in Chicago, Illinois.
Irwin D. Simon, age 60, is Chairman and Chief Executive Officer of Aphria Inc., a healthcare company traded on the NYSE. He is also the founder of The Hain Celestial Group, Inc., a leading organic and natural products company traded on the Nasdaq exchange, and was a member of its board of directors from the company’s inception in 1993 to October 2018, serving as Chairman from 2000 onward. Mr. Simon is also a member of the board of directors of Barnes & Noble, Inc., the nation’s largest bookseller and a leading retailer of content, digital media and educational products. In addition, he is a member of the board of trustees of Tulane University in New Orleans, Louisiana, and is a member of the board of trustees at Poly Prep Country Day School in Brooklyn, New York. Mr. Simon has been a member of the MDC Partners board of directors since his appointment on April 25, 2013, and currently serves as Presiding Director. He is also currently the Chairman of the Nominating and Corporate Governance Committee and a member of the Human Resources & Compensation Committee. Mr. Simon brings to the Board unique perspectives on aspects of advertising and marketing services, as well as extensive operational and entrepreneurial experience. In addition, Mr. Simon possesses a great depth of knowledge and experience regarding the consumer-packaged goods industry and related marketing services that are provided by the Company’s partner firms. Mr. Simon resides in New York, New York.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ELECTION OF THE PROPOSED DIRECTORS.

Majority Voting for Directors
The Company’s Corporate Governance Guidelines contain a majority voting policy, which requires a director nominee who receives, in an uncontested election, a number of votes “withheld” that is greater than the number of votes cast “for” his or her election to promptly offer to resign from the Board. The Board shall accept the resignation absent exceptional circumstances. Unless the Board decides to reject the offer, the resignation shall become effective 60 days after the date of the election. In making a determination whether to reject the offer or postpone the effective date, the Board of Directors shall consider all factors it considers relevant to the best interests of the Company. A director who tenders a resignation pursuant to the Corporate Governance Guidelines will not participate in any meeting of the Board at which the resignation is considered. The Company will promptly issue a news release with the Board’s decision.
Information Concerning Directors Not Standing for Re-Election
The following current directors are retiring or not standing for re-election to the Board at the upcoming Meeting:
Scott L. Kauffman, age 63, was Chairman of the Company from July 20, 2015 to April 18, 2019, Chief Executive Officer from July 20, 2015 to December 31, 2018, and has been a member of the board of directors since April 28, 2006. Mr. Kauffman currently serves as the Chairman of Lotame, a venture-backed internet company. From April 2013 to May 2014, he was President and Chief Executive Officer of New Engineering University, a new university system designed to educate the next generation of world-class engineers. From April 2011 to January 2013, Mr. Kauffman was a member of the board of directors and then Chairman of LookSmart, Ltd, a publicly-traded, syndicated pay-per-click search network. From January 2009 to August 2010, Mr. Kauffman was President and Chief Executive Officer, and a member of the board of directors, of GeekNet, Inc., a publicly-traded open source software application developer and e-commerce website operator. From September 2006 until its acquisition by Yahoo! in October 2007, Mr. Kauffman was President and Chief Operating Officer, and a member of the board of directors, of BlueLithium, Inc., an internet advertising network and performance marketing company. Prior to joining BlueLithium, Mr. Kauffman was President and CEO, and a member of the board of directors, of several early stage companies, including Zinio Systems, Inc., MusicNow LLC and Coremetrics Inc., where he continued to serve as a board member until the company was acquired by IBM in July 2010. Mr. Kauffman has served in senior and executive management capacities with other digital entertainment, consumer marketing, media and technology companies, including CompuServe and Time Warner. Mr. Kauffman is a resident of Palo Alto, California, and maintains a part-time residence in New York, New York. Mr. Kauffman will not stand for re-election to the Board at the upcoming Meeting.
Clare R. Copeland, age 83, is Vice Chairman of Falls Management Company, a commercial development and casino operator in Niagara Falls, Ontario, a position he has held since January 15, 2015, following his tenure as Chief Executive Officer since November 2004. Previously, Mr. Copeland was Chairman and Chief Executive Officer of OSF Inc., a manufacturer of retail store interiors and Chief Executive Officer of People’s Jewelers Corporation, a jewelry retailer. He was also Chairman of Toronto Hydro from 1999 to 2013, and was a director of Danier Leather Inc. from 1998 until November 9, 2015. In addition, Mr. Copeland is a member of the board of directors of Chesswood, and is a member of the board of trustees of RioCan Real Estate Investment Trust and Telesat. Mr. Copeland brings extensive experience in management and oversight to the Board. Mr. Copeland has been a member of the MDC Partners board of directors since June 30, 2007. Mr. Copeland resides in Toronto, Ontario. Mr. Copeland will not stand for re-election to the Board at the upcoming Meeting.
Lawrence S. Kramer, age 69, was the founder, Chairman and CEO of MarketWatch Inc., an operator of financial information websites, from 1999 until 2005, when it was sold to Dow Jones. In addition, Mr. Kramer is past President of CBS Digital Media, the digital media division of the CBS broadcasting network. Mr. Kramer currently serves as Chairman of TheStreet, Inc., a digital financial media company. He is also a member of the board of directors of Gannett, a news and media company, and a member of the boards of trustees at both Syracuse University and Harvard Business School Publishing. He also served on the board of directors for Discovery Communications from 2008 to 2012. He has been one of the pioneers in digital media since the beginning of the internet, with decades of leadership experience as an executive and board member of private and public companies. He brings to the Board extensive experience in building consumer media brands that leverage emerging digital technology and in helping established media properties navigate the shifting consumer landscape. Spencer Stuart, a leadership consulting firm that was engaged by the MDC Partners board of directors in 2016 to complete an extensive director search, recommended Mr. Kramer to the board. Mr. Kramer has been a member of the MDC Partners board of directors since his appointment on March 1, 2016. He is currently the Chairman of the Human Resources & Compensation Committee and a member of the Audit Committee. Mr. Kramer resides in New York, New York. Mr. Kramer will not stand for re-election to the Board at the upcoming Meeting.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of the Class A Shares of MDC outstanding as of April 12, 2019 by each beneficial owner of more than five percent of such shares, by each of the directors and named executive officers of MDC and the current nominees for Board election and by all current directors and executive officers of MDC as a group.
		Number of Voting Shares Beneficially Owned, or Over Which Control or Direction is Exercised(1)			Approximate Percentage of Class(5)
Name	Type of Shareholding	Class A Subordinate Voting Shares(2)	Class A Shares Underlying Options, Warrants or Similar Right Exercisable Currently or Within 60 Days(3)	Class A Shares Underlying All Options, Warrants or Similar Right(4)	Class A Shares
Mark J. Penn	Direct	14,285,714(6)	10,000,000(6)	11,500,000(6)	29.2%
Charlene Barshefsky	Direct	—	—	—	*
Clare R. Copeland	Direct	92,678(7)	—	—	*
Daniel S. Goldberg	Direct	181,990(8)	—	—	*
Bradley J. Gross	Direct	—	—	—	*
Scott L. Kauffman	Direct	604,357(8)	—	—	*
Lawrence S. Kramer	Direct	31,990(8)	—	—	*
	Indirect	30,000(8)	—	—	*
Anne Marie O’Donovan	Direct	31,990(7)	—	—	*
Kristen M. O’Hara	Direct	—	—	—	*
Desirée Rogers	Direct	33,810(8)	—	—	*
Irwin D. Simon	Direct	57,560(8)	—	—	*
David Doft	Direct	247,485(8)	—	50,000	*
	Indirect	1,500(8)	—	—	*
Mitchell Gendel	Direct	298,144(8)	—	50,000	*
David Ross	Direct	131,738(8)	—	43,000	*
Stephanie Nerlich	Direct	76,738(7)	—	25,000	*
All directors and officers of MDC as a group of 14 persons		16,105,694(6)(7)(8)	10,000,000(6)	11,668,000(6)	31.4%
Stagwell Agency Holdings LLC(9)(10)		14,285,714(10)	10,000,000(10)	10,000,000(10)	29.2%
Goldman Sachs(9)(11)		7,625(11)	14,778,823(11)	14,778,823(11)	16.8%
Hotchkis and Wiley Capital Management LLC(9)(12)		7,706,094(12)	—	—	10.5%
Indaba Capital Management, L.P.(9)(13)		4,327,415(13)	—	—	5.9%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares.

(1)
Unless otherwise noted, MDC Partners believes that all persons named in the table above have sole voting power and dispositive power with respect to all shares beneficially owned by them.

(2)
This column includes Class A Shares owned directly or indirectly, but does not include Class A Shares subject to options, warrants or similar rights.

(3)
This column includes Class A Shares subject to options, warrants or similar rights that are currently exercisable or will become exercisable within 60 days after April 12, 2019.

(4)
This column includes Class A Shares subject to all outstanding options, stock appreciate rights, warrants or similar rights, whether or not such options, warrants or similar rights are currently exercisable or will become exercisable within 60 days after April 12, 2019.

(5)
For purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or persons has or have the right to acquire within 60 days of April 12, 2019, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Those Class A Shares issuable upon conversion of the Series 4 Convertible Preference Shares or Series 6 Convertible Preference Shares are also not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(6)
Includes 14,285,714 Class A Shares and an additional 10,000,000 Class A Shares issuable upon conversion of 50,0000 Series 6 Convertible Preference Shares also beneficially owned by Stagwell Holdings Agency LLC and The Stagwell Group LLC and reported in the table as owned by Stagwell Holdings Agency LLC. See footnote 10 below.

(7)
Includes restricted stock units (that may be settled in shares) that have not yet vested, but with respect to which the executive has the ability to vote.

(8)
Includes shares of restricted stock that have not yet vested, but with respect to which the executive has the ability to vote.

(9)
Stock ownership of these entities is based solely on a Schedule 13D, 13D/A, 13G or 13G/A filed by each such entity. The address of Stagwell Holdings Agency LLC is c/o The Stagwell Group LLC, 1808 I Street, NW, Sixth Floor, Washington, DC 20006, and its most recent Schedule 13D was filed on March 25, 2019. The address of each of The Goldman Sachs Group, Inc., Goldman, Sachs & Co., Broad Street Principal Investments, L.L.C., StoneBridge 2017, L.P., StoneBridge 2017 Offshore, L.P., and Bridge Street Opportunity Advisors, L.L.C. (collectively, “Goldman Sachs”) is 200 West Street, New York, NY 10282, and Goldman Sachs’ most recent Schedule 13G/A, filed on behalf of itself and the members of the group, was filed on March 28, 2018. The address of each of Indaba Capital Management, L.P., IC GP, LLC and Derek C. Schrier (collectively, “Indaba”) is One Letterman Drive, Building D, Suite DM700, San Francisco, CA 94129, and its most recent Schedule 13G was filed on February 14, 2019. The address of Hotchkis and Wiley Capital Management, LLC is 725 S. Figueroa Street, 39th Fl, Los Angeles, CA 90017, and its most recent Schedule 13G/A was filed on February 13, 2019.

(10)
The Schedule 13D filed with the SEC on March 25, 2019 by Stagwell Holdings Agency LLC reports the number of shares as to which each of Stagwell Holdings Agency LLC, The Stagwell Group LLC and Mark J. Penn has the sole power to vote or to direct the vote is 14,285,714 shares and the number of shares as to which each of the foregoing has the sole power to dispose or direct the disposition is 14,285,714 shares. This report reflects 14,285,714 Class A Shares beneficially owned by Stagwell Holdings Agency LLC, The Stagwell Group LLC and Mark J. Penn as well as an additional 10,000,000 Class A Shares issuable upon conversion of 50,000 Series 6 Convertible Preference Shares also owned by Stagwell Holdings Agency LLC, The Stagwell Group LLC and Mark J. Penn.

(11)
The Schedule 13D/A filed with the SEC on March 19, 2019 by Goldman Sachs reports that the number of shares to which The Goldman Sachs Group, Inc. and Goldman Sachs & Co. have the shared power to vote or to direct the vote is 14,786,448 and the number of shares to which The Goldman Sachs Group, Inc. and Goldman Sachs & Co. have the shared power to dispose or direct the disposition is 14,786,448 shares. The number of shares to which Goldman Sachs has the shared power to vote and the shared power to dispose or direct the disposition is 14,786,448. This report reflects 7,625 Class A Shares beneficially owned by The Goldman Sachs Group, Inc. and Goldman Sachs & Co., as well as an additional 14,778,823 Class A Shares issuable upon the conversion of 95,000 Series 4 Convertible Preference Shares of the Company also owned by Goldman Sachs.

(12)
The Schedule 13G/A filed with the SEC on February 13, 2019 by Hotchkis and Wiley Capital Management, LLC reports the number of shares as to which Hotchkis and Wiley Capital Management, LLC has the sole power to vote or to direct the vote is 6,153,494 and the number of shares to which Hotchkis and Wiley Capital Management, LLC has the sole power to dispose or direct the disposition is 7,706,094 shares.

(13)
The Schedule 13G filed with the SEC on February 14, 2019 Indaba reports the number of shares as to which Indaba has shared power to vote or to direct the vote is 4,327,415 and the number of shares to which Indaba has shared power to dispose or direct the disposition is 4,327,415 shares.

Information about the Board and Corporate Governance
The Board oversees the management of the business and affairs of MDC Partners as required by Canadian law. The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee.
The Board has established guidelines for determining director independence, and all current directors, with the exception of Mr. Penn, Mr. Kauffman and Mr. Gross, have been determined by the Board to be independent under applicable Nasdaq rules and the Board’s governance principles, and applicable Canadian securities laws within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices.
MDC Partners has also adopted a written Code of Conduct in order to help directors, officers and employees resolve ethical issues in an increasingly complex business environment. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission (“SEC”). The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. In addition, the Board of MDC Partners adopted a set of Corporate Governance Guidelines as a framework within which the Board and its committees conduct business.
The Company’s Corporate Governance Guidelines contain a majority voting policy, which requires a director nominee who receives, in an uncontested election, a number of votes “withheld” that is greater than the number of votes cast “for” his or her election to promptly offer to resign from the Board. The Board shall accept the resignation absent exceptional circumstances. Unless the Board decides to reject the offer, the resignation shall become effective 60 days after the date of the election. In making a determination whether to reject the offer or postpone the effective date, the Board of Directors shall consider all factors it considers relevant to the best interests of the Company. A director who tenders a resignation pursuant to the Corporate Governance Guidelines will not participate in any meeting of the Board at which the resignation is considered. The Company will promptly issue a news release with the Board’s decision.
Copies of the charters of the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee, as well the Code of Conduct and Corporate Governance Guidelines, are available free of charge at MDC Partners’ website located at http://www.mdc-partners.com/investors/corporate-governance. Copies are also available to any shareholder upon written request to 745 Fifth Avenue, 19th Floor, New York, NY 10151, Attn: Investor Relations.
Meetings
The Board held fifteen (15) meetings in 2018. All current members of the Board who served as directors during 2018 attended each Board meeting during the period in which they served in 2018.
The various Board committees met the number of times shown in parentheses: Audit Committee (5); Human Resources & Compensation Committee (6); and Nominating & Corporate Governance Committee (1). Each incumbent director that served as a director during 2018 attended all meetings of all Board committees on which they served during such period. MDC has a formal policy regarding attendance by directors at its annual general meetings of shareholders which states that all directors are expected to attend, provided that a director who is unable to attend such a meeting is expected to notify the Chairman of the Board in advance of any such meeting. Each member of the Board who served as a director during 2018 attended the 2018 annual meeting of shareholders, other than Mr. Copeland.
Committees of the Board
The Board currently has three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating & Corporate Governance Committee. In October 2018, the Board also formed the Strategic Alternatives Review Committee, composed of Irwin Simon, Larry Kramer and Anne Marie O’Donovan, for the purpose of overseeing the review of strategic alternatives and the appointment of a successor Chief Executive Officer. The Board’s evaluation of strategic alternatives is now complete following the $100 million investment made by Stagwell and the appointment of Mark Penn as the Company’s new Chief Executive Officer, effective March 18, 2019. Accordingly, the Strategic Alternatives Review Committee is no longer active. The terms of reference and mandate for each committee of the Board are summarized below.
Membership on Standing Board Committees
Director	Audit Committee	Human Resources and Compensation Committee	Nominating and Corporate Governance Committee	Strategic Alternatives Review Committee
Irwin D. Simon		✓	Chair	✓
Charlene Barshefsky	✓		✓
Clare R. Copeland		✓
Daniel S. Goldberg	✓		✓
Bradley J. Gross
Scott L. Kauffman
Lawrence S. Kramer	✓	Chair		✓
Anne Marie O’Donovan	Chair		✓	✓
Desirée Rogers		✓	✓
Mark J. Penn
Audit Committee
The Audit Committee is currently composed of four (4) members, all of whom are considered to be “independent” according to the applicable rules of Nasdaq, the Securities and Exchange Commission and applicable Canadian laws. The Audit Committee reviews all financial statements, annual and interim, intended for circulation to shareholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee on matters and questions relating to the financial position of MDC Partners and its affiliates. The Audit Committee is also responsible for overseeing and reviewing with management and the independent auditor the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures; risk oversight matters; reviewing with management its compliance with prescribed policies, procedures and internal controls; and reviewing with management and the independent auditor their reports on internal controls, as presented in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. While the Audit Committee has the duties and responsibilities set forth above, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and evaluating their effectiveness, and the independent auditor has the responsibility of auditing the financial statements and effectiveness of internal controls over financial reporting.
The current members of the Audit Committee are: Anne Marie O’Donovan (Chairperson), Charlene Barshefsky, Daniel Goldberg and Larry Kramer. The Board has determined that Ms. O’Donovan qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and applicable Nasdaq and Securities and Exchange Commission regulations. In addition, each of the members of the Audit Committee is “financially literate” as required by applicable Canadian securities laws. The Audit Committee’s current charter is appended hereto as Exhibit A and is available at http://www.mdc-partners.com/investors/corporate-governance. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the Nasdaq corporate governance standards.
Nominating & Corporate Governance Committee
The Nominating & Corporate Governance Committee is composed of five (5) members, all of whom are considered to be “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission and by applicable Canadian securities laws. The Nominating & Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating & Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating & Corporate Governance Committee are: Irwin Simon (Chairman), Charlene Barshefsky, Daniel Goldberg, Anne Marie O’Donovan and Desirée Rogers. The Nominating & Corporate Governance Committee’s current charter is available at http://www.mdc-partners.com/investors/corporate-governance. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the Nasdaq corporate governance standards.
Human Resources & Compensation Committee
The Human Resources & Compensation Committee (the “Compensation Committee”) is currently composed of four (4) members. The current member are Larry Kramer (Chairman), Clare Copeland, Desirée Rogers and Irwin Simon. All of the members of the Compensation Committee are considered to be “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission and applicable Canadian securities laws, and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the SARs Plan, the 2016 Stock Incentive Plan and the 2008 Key Partners Incentive Plan (each as defined below). Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Compensation Committee. From 2016 through 2018, the Compensation Committee engaged Mercer Human Resource Consulting LLC to review and evaluate the Company’s executive compensation levels, and to make recommendations for compensation of the Company’s executive officers based on comparable industry levels, which recommendations have been implemented by the Compensation Committee. The Compensation Committee’s current charter is available at http://www.mdc-partners.com/investors/corporate-governance. The Company will disclose any amendments to the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the Nasdaq corporate governance standards.
Board Leadership, Executive Sessions and Communications with the Board
Presently, Mr. Penn is the Chairman of the Board. The Board does not require the separation of the offices of Chairman of the Board and Chief Executive Officer. All of the Company’s directors, whether members of management or not, have a fiduciary duty to exercise their business judgment in the best interests of the Company. The Board believes separating the roles of Chairman of the Board and Chief Executive Officer would not diminish or augment these fiduciary duties. The Board deliberates and decides, each time it selects a Chairman of the Board, whether the roles should be combined or separate, based upon the then current needs of the Company and the Board. The Board believes that the Company is currently best served by having Mr. Penn hold the positions of both Chairman and Chief Executive Officer, and by having a separate independent director (currently Mr. Simon) serve as “Presiding Director.” In the Board’s view, the current leadership structure facilitates strong communication and coordination between management and the Board and enables the Board to adeptly fulfill its risk oversight responsibilities.
Non-employee directors frequently meet in executive sessions without management in conjunction with each regularly scheduled Board meeting. The Company’s Presiding Director has the primary responsibility to preside over these sessions of the Board. The current Presiding Director is Irwin Simon; he was appointed to that position effective July 20, 2015. Additional information about the role of the Presiding Director is set forth in the Company’s Corporate Governance Guidelines, which are available free of charge at MDC Partners’ website at http://www.mdc-partners.com/investors/corporate-governance. Shareholders or other interested parties who wish to communicate with the Presiding Director or any other member of the Board may do so by mail or courier, to MDC Partners Inc., c/o Mitchell Gendel, EVP, General Counsel, 745 Fifth Avenue, 19th Floor, New York, NY 10151. To facilitate a response, in appropriate circumstances, shareholders are asked to provide the following information: (i) their name; (ii) an address, telephone number, fax number and e-mail address at which they can be reached; and (iii) the number of shares or aggregate principal amount of debt that they hold, and the date those securities were acquired.
The Board has extensive involvement in the oversight of risk management related to us and our business. The Board accomplishes this oversight both directly and through its committees, each of which assists the Board in overseeing a part of our overall risk management and regularly reports to the Board. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal and compliance and risk management functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Human Resources & Compensation Committee considers, and discusses with management, management’s assessment of certain risks, including whether any risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. The Nominating & Corporate Governance Committee oversees and evaluates programs and risks associated with Board organization, membership and structure and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management.
With respect to cybersecurity risk oversight, our Board of Directors and our Audit Committee receive periodic reports from the appropriate managers on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to these periodic reports, our Board of Directors and our Audit Committee receive updates from management as to changes to the Company’s cybersecurity risk profile or significant newly identified risks.
Director Nominations
The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and committees, including persons suggested by shareholders and others. While the Board has not adopted a formal policy for diversity in identifying director nominees, the Nominating and Corporate Governance Committee seeks to maintain at all times a Board with a diverse range of experience, talent, expertise and background appropriate for the business of the Company. In April 2018, the Company’s internal recruiting department identified an extensive list of potential candidates to join the Board. From that list of potential candidates, the Nominating and Corporate Governance Committee determined to nominate Desirée Rogers, who was subsequently appointed to the Board on April 26, 2018. Each of Mr. Penn and Ambassador Barshefsky was nominated by Stagwell pursuant to its rights in connection with the purchase of both Class A Subordinate Voting Shares and Series 6 Preference Share. Ms. O’Hara was nominated pursuant a settlement agreement, dated April 19, 2019, by and between MDC and FrontFour Capital Group LLC.
The Nominating and Corporate Governance Committee does not require any specific minimum qualifications or specific qualities or skills, but reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.
Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters within its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and terms, with the Company bearing the cost of such fees. The Nominating and Corporate Governance Committee will formally meet and deliberate on the qualifications of specific candidates prior recommending their appointment to the full Board. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.
Compensation of Directors
MDC pays certain directors who are not employees of MDC or any of its subsidiaries a $70,000 annual retainer. MDC also pays a fee of  $2,000 for attendance at any Board or Committee meeting. Fees for director attendance at meetings are limited to two meetings per day. MDC pays an additional retainer for certain positions held by a director: $75,000 for the Presiding Director, $20,000 for the Audit Committee Chair, $5,000 for the Audit Committee financial expert and $15,000 for other Committee Chairs. In addition, certain non-employee directors are eligible to receive an annual grant of restricted stock with a grant date market value of approximately $100,000, typically vesting on the third anniversary of the grant date.
In 2018, Mr. Kauffman was not entitled to receive any separate or additional compensation in connection with his services on the Board. Mr. Gross, the nominee director of Goldman Sachs, and Mr. Penn, the nominee director of Stagwell, also do not receive any compensation for their services on the Board.
The following table sets forth the compensation paid to or earned during fiscal year 2018 by our non-management directors:
DIRECTOR COMPENSATION FOR FISCAL YEAR 2018
Non-Management Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Charlene Barshefsky	—	—	—	N/A	—(1)
Clare R. Copeland	137,500	101,108(2)	—	N/A	238,608
Daniel S. Goldberg	126,000	101,108(2)	—	N/A	227,108
Bradley J. Gross	—	—	—	N/A	—
Mark J. Penn	—	—	—	N/A	—(3)
Lawrence S. Kramer	181,250	101,108(2)	—	N/A	282,358
Anne Marie O’Donovan	183,000	101,108(2)	—	N/A	284,108
Desirée Rogers	96,500	75,924(2)	—	N/A	172,424
Irwin D. Simon	252,000	101,108(2)	—	N/A	353,108

(1)
Ambassador Barshefsky was appointed to the Board on April 8, 2019 and was not paid any compensation in 2018.

(2)
On January 22, 2018, Mr. Copeland, Mr. Goldberg, Mr. Kramer, Mr. Simon and Ms. O’Donovan each received a grant of 10,990 restricted shares. All of these grants were awarded under the 2016 Stock Incentive Plan. On April 26, 2018, Ms. Rogers received a grant of 9,990 restricted shares. This grant was awarded under the 2011 Stock Incentive Plan. The amount in this table reflects the aggregate grant date fair value of such grants as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable vesting period. For a discussion of the assumptions relating to these valuations, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” set forth in our annual report on Form 10-K for the year ended December 31, 2018. The aggregate number of restricted shares outstanding as of December 31, 2018 for our non-employee directors was as follows: 31,990 shares for Mr. Copeland; 31,990 shares for Mr. Goldberg; 31,990 shares for Mr. Kramer; 31,990 shares for Ms. O’Donovan; 9,990 shares for Ms. Rogers; and 31,990 shares for Mr. Simon.

(3)
Mr. Penn was appointed to the Board effective March 18, 2019 and was not paid any compensation in 2018. He will not receive any compensation in connection with his service on the Board.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (or “CD&A”) section outlines our compensation philosophy and describes the material components of our executive compensation practices for Mr. Penn (our current CEO, who was appointed effective on March 18, 2019), Mr. Kauffman (our former CEO), David Doft (our CFO) and our other named executive officers (or “NEOs”).
EXECUTIVE SUMMARY
In 2018, the Compensation Committee reaffirmed its commitment to adhere to our “pay-for-performance” requirements with respect to all new incentive awards granted to the CEO and NEOs.
Continued Improvements to Governance and Compensation Practices in Response to Shareholder Feedback:
Our annual “Say-on-Pay” advisory vote in 2018 continued to improve substantially, as approximately 94% of votes cast were voted in favor of our executive compensation program, as compared to only 53% in respect of 2015.
In response to the disappointing 2015 voting results, management and the Board undertook a concentrated effort to focus on shareholder outreach and solicitation of feedback in subsequent years. Based on shareholder feedback, and as part of the Company’s continuous efforts to implement executive compensation programs that align the interests of management with our shareholders, the Board adopted and has continued to implement several governance and compensation-related changes.
In addition, MDC’s Board and management team implemented several governance and compensation-related remedial measures focused on improved internal controls and corporate governance initiatives. Each of the remedial measures and improved compensation practices summarized below, were consistent with the changes suggested by our largest shareholders. Importantly, in January 2017, we announced that we fully settled the SEC investigation with no finding by the SEC of intentional wrongdoing by any current directors or officers. In addition, we prevailed in having each of the U.S. and Canadian securities class action litigation claims dismissed, with prejudice (each as described in greater detail in our Annual Report on Form 10-K for the year ended December 31, 2018).
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Implementation of  “Pay for Performance” Measures; Failure to Achieve 2018 Performance Metrics.   For 2018 annual incentive awards, the Compensation Committee reaffirmed its commitment to using “pay-for-performance” incentive arrangements based solely on the achievement of financial targets and individual performance criteria. The Company failed to achieve the 2018 financial targets established by the Compensation Committee. Accordingly, the Compensation Committee determined not to authorize cash payments to the former CEO and each other NEO in respect of their 2018 financial performance-based cash incentives.

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Grants of Restricted Stock Awards with Vesting Based Solely on Financial Performance; Forfeiture of 2016 Restricted Stock/ RSU Awards.   All grants of restricted stock to executive officers in 2016, 2017 and 2018 contain financial performance-based vesting requirements; they are not just subject to time-based vesting requirements. The Company failed to achieve the three-year financial performance targets for 2016-2018 in connection with equity incentive awards granted in 2016 (the “2016 RSU Awards”). Accordingly, the 2016 RSU Awards to the former CEO and each NEO were forfeited and cancelled, effective in March 2019.

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New CEO Compensation Terms Fully Aligned with Financial Performance and Equity Appreciation.   Effective March 18, 2019, following an extensive search process, the Company appointed Mark Penn as its new Chief Executive Officer. The compensation terms for Mr. Penn were determined based on feedback from the Committee’s advisors (Mercer Human Resource Consulting LLC, “Mercer”) and were benchmarked against appropriate comparator companies. Importantly, Mr. Penn’s incentive compensation for 2019 and subsequent years is heavily dependent upon achievement of the Company’s financial performance targets, and the ultimate value of his initial inducement award of SARS will be directly based upon appreciation of the price of the Company’s Class A shares.

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Greater Majority of Board of Directors Currently Independent.   Several institutional shareholders suggested that a greater percentage of the Company’s Board of Directors should be independent. As part of the Board’s commitment to stronger corporate governance initiatives, the Board is currently composed of nine (9) non-management directors and one (1) management director. Accordingly, 90% of the current Board of Directors is comprised of non-management directors, as compared to April 2015.

We firmly believe that the implementation of the foregoing improvements to our governance and compensation practices described above has appropriately addressed all of our key shareholders’ concerns.
OVERVIEW OF OUR COMPENSATION PROGRAM FOR NAMED EXECUTIVE OFFICERS
The Company traditionally uses a mix of short- and long-term and fixed and variable elements in compensating the NEOs: base salary; annual cash bonus incentives; and long-term incentive awards. In prior years, long-term incentive awards often included equity-based awards that vested based solely on continued employment. However, as described in more detail below, the Compensation Committee redesigned the long-term incentive program for our NEOs so that all future long-term equity awards granted to NEOs will either be subject to performance-based vesting requirements or will have value only to the extent that our stock price increases following the grant date.
Compensation Philosophy
In 2018, the Compensation Committee reaffirmed its compensation strategy to appropriately link compensation levels with shareholder value creation by:
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Aligning pay with financial performance as a meaningful component of total compensation;

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Providing total compensation capable of attracting, motivating and retaining executives of outstanding talent;

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Focusing our executives on achieving key objectives critical to implementing the Company’s business strategy and achieving financial performance goals;

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Imposing and enforcing appropriate “claw-back” repayment requirements for resignation or termination for cause; and

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Safeguarding the Company’s business interests, including protection from adverse activities by executives.

Risk Assessment
The Compensation Committee reviews with management the design and operation of the Company’s performance goals and metrics used in connection with incentive awards and determined that these policies do not provide the Company’s executive officers or other employees with incentive to engage in behavior that are reasonably likely to have a material adverse effect on the Company. As discussed below in greater detail, the principal measures of our business performance to which named executive officer compensation is tied are Adjusted EBITDA (as defined below) and individual key performance criteria, and in the case of equity incentive awards, the value returned to shareholders as measured by stock price appreciation, as compared to a specified peer group of companies.
Process for Determining the Compensation of our Named Executive Officers
Our Compensation Committee.   During 2018, the Compensation Committee was composed of four independent, non-employee directors. The Compensation Committee oversees the Company’s executive compensation and benefit plans and practices, including its incentive compensation and equity-based plans, and reviews and approves the Company’s management succession plans. Specifically, the Compensation Committee determines the salaries and the performance measures and awards under the annual bonus incentive program for the Chief Executive Officer and other executive officers. The Compensation

Committee also determines the amount and form of long-term incentive awards, which typically take the form of equity incentive grants, including shares of restricted stock under the 2016 Stock Incentive Plan, and stock appreciation rights (SARs) under the SARs Plan.
Engagement of Compensation Consultant.   In 2016, 2017 and 2018, the Compensation Committee retained Mercer, a compensation consulting firm, to provide objective analysis, advice and information to the Compensation Committee, including competitive market data and recommendations related to CEO and other executive officer compensation. Mercer reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. In addition to the advice described above, the Compensation Committee engaged Mercer to assist in designing the existing LTIP Plan to enhance pay-for-performance alignment and in structuring the 2018 EVP awards. In accordance with Nasdaq listing standards and SEC regulations, the Compensation Committee assessed the independence of Mercer and determined that it was independent from management and that Mercer’s work has not raised any conflict of interest.
Mercer has attended Compensation Committee meetings at the Compensation Committee’s request and has also met with the Compensation Committee in executive session without management present. In particular, the Compensation Committee worked with Mercer to structure performance-based annual and long-term incentive programs designed to retain the Company’s executive management team and to motivate them to achieve goals that increase shareholder value. The Compensation Committee sought to ensure that its incentive plans properly align management incentive compensation targets with the performance targets most relevant to shareholders. The Compensation Committee also considered recent trends in executive compensation.
The aggregate amount of fees billed by Mercer for services related to designing the LTIP awards and determining compensation for the Company’s named executive officers was equal to approximately $9,000 for 2018.
Role of Named Executive Officers in Compensation Decisions: Input from Senior Management.   The Compensation Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the named executive officers. As part of the Company’s annual planning process, the CEO and CFO develop targets for the Company’s incentive compensation programs and present them to the Compensation Committee. These targets are reviewed by the Compensation Committee to ensure alignment with the Company’s strategic and annual operating plans, taking into account the targeted year-over-year improvement as well as identified opportunities and risks. Based on performance appraisals, including an assessment of the achievement of pre-established financial and individual “key performance indicators,” the CEO recommends to the Compensation Committee cash and long-term incentive award levels for the Company’s other executive officers. Each year, the CEO presents to the Compensation Committee his evaluation of each executive officer’s contribution and performance over the past year, and strengths and development needs and actions for each of the executive officers. The Compensation Committee exercises its discretionary authority and makes the final decisions regarding the form of awards, targets, award opportunities and payout value of awards. No executive officer participates in discussions relating to his or her own compensation.

ELEMENTS OF OUR COMPENSATION PROGRAM FOR OUR NAMED EXECUTIVE OFFICERS
The following table details the elements of our compensation program which are designed to achieve our compensation objectives for the named executive officers:
Compensation Program Elements	Description	How This Element Promotes Company Objectives
Base Salary	Fixed annual compensation that provides ongoing income.	Intended to be competitive with marketplace.
Annual, Short-Term Cash Incentive Awards; Repayment or “Claw-back” Requirements	Opportunity to earn performance-based compensation if the Company achieves financial performance goals, and if the executive achieves individual “key performance indicators” (KPIs). Any future awards are expected to include “claw-back” requirements.	Motivates and rewards achievement of annual corporate and personal objectives that build shareholder value. Repayment or “claw-back” requirements encourage executive retention.
At-Risk Equity Incentive Awards (Restricted Stock)	Opportunity to earn equity incentive awards based upon three-year financial performance vesting terms.	Promotes achievement of key multi-year corporate objectives; the vesting requirements of these incentive awards are designed to motivate executives to achieve goals that align the executive’s interests with shareholders. Long-term vesting promotes executive retention.
Cash LTIP Awards	Opportunity to earn performance-based compensation if the Company achieves financial performance goals (Adjusted EBITDA) and superior “Relative Total Shareholder Return” (TSR) as compared to a pre-defined industry comparator group over three (3) year measurement period following date of grant.	Grant and vesting requirements of these long-term incentive awards are designed to motivate executives to achieve stretch goals that align the executive’s interests with shareholders, based on financial performance and relative shareholder value creation over a 3-year period. Long term vesting also promotes executive retention.
Severance Payments and Benefits	Payments and benefits upon termination of an executive’s employment in specified circumstances.	Intended to provide assurance of financial security to attract lateral hires and to retain executives, especially in disruptive circumstances, such as a change in control and leadership transitions.
Benefits	Health and welfare benefits.	Fair and competitive programs to provide family health care protection, facilitate recruitment and retention.
Perquisites	Limited personal benefits provided as an element of compensation, including a fixed “perquisite allowance” to NEOs.	Fair and competitive programs to facilitate the recruitment and retention of key employees.

In setting policies and administering the compensation of named executive officers, the Compensation Committee reviews all elements of total compensation, benefits and perquisites. The Compensation Committee reviews reports and analyses of executive compensation in consultation with its outside consultant, including current practices and trends among peer companies and the advertising and marketing services industry.
2018 Base Salaries.   The Compensation Committee reviews base salaries annually or at other times when appropriate. In determining the amount of base salary that each NEO receives, the Compensation Committee reviews the executive’s current compensation, time in position, any change in the executive’s position or responsibilities and the relation of the executive’s position and compensation to those of other executives within the Company and in similar positions at peer companies. Effective March 1, 2018, the Committee determined to increase Mr. Gendel’s annual base salary to $650,000 per year based upon his expanded scope of responsibilities with real estate, human resources and procurement matters.
2018 INCENTIVE AWARDS: FINANCIAL AND INDIVIDUAL PERFORMANCE METRICS
Pay-for-Performance Analysis; Failure to Achieve 2018 Financial Targets.   The Company’s compensation program is designed to reward performance relative to corporate financial performance criteria and individual incentive criteria. Specifically, the Company’s senior executives are eligible to receive an annual bonus each year in a target amount equal to their base salary if the Company achieves the financial performance targets established by the Compensation Committee and the CEO and each NEO is determined to have satisfied his or her individual performance criteria. The Company does not apply a formula or use a pre-determined weighting when comparing overall performance against the various individual objectives, and no single objective is material in determining individual awards.
The Company’s overall financial performance for 2018 failed to satisfy the financial target established by the Compensation Committee of Adjusted EBITDA equal to not less than $205 million. Therefore, the Compensation Committee determined to award $0 to the former CEO and other NEOs in respect of their 2018 financial-performance based annual cash incentives. Because the Company’s overall financial performance for 2018 failed to satisfy the financial target established by the Compensation Committee, the Compensation Committee did not consider the NEOs’ performance against their individual goals.
2018 Cash LTIP Awards.   In February 2018, the Compensation Committee granted awards to our NEOs in under the Company’s 2014 Long-Term Cash Incentive Plan (the “2014 LTIP Plan”) in target amounts equal to their base salaries. These grants vest at the end of the applicable three-year measurement period (January 1, 2018 - December 31, 2020), subject to achievement of financial performance criteria and continued employment. The financial performance criteria are based on the following two specific metrics that are each given 50% weight: (i) three-year cumulative EBITDA growth as measured against the approved annual EBITDA targets for such period; and (ii) relative total shareholder return (“TSR”) based on share price appreciation and dividends as compared to a pre-defined comparator group (“Comparator Group”) over the same three-year period.
Under the 2014 LTIP Plan, “EBITDA” is defined as the Company’s consolidated earnings before interest, taxes, depreciation and amortization, plus any non-cash charges for stock-based compensation which were deducted in the calculation of EBITDA, subject to adjustments by the Compensation Committee. For 2018, the EBITDA target was equal to $205 million. A payout of 90% of the target opportunity (50%) for the EBITDA metric will be made if the Company achieves a three-year cumulative EBITDA amount equal to 90% of the three-year cumulative EBITDA target; a payout at the target opportunity (50%) for the EBITDA metric will be made if the Company achieves the three-year cumulative EBITDA target; a payout of the target opportunity (50%) for the EBITDA metric plus the applicable pro rata amount of 25% of the amount by which the three-year cumulative EBITDA amount achieved exceeds the three-year cumulative EBITDA target will be made if the Company achieves a three-year cumulative EBITDA amount in excess of the three-year cumulative EBITDA target, subject to a cap of two times the target opportunity (50%) for the EBITDA metric. For performance between the specified levels, payouts will be determined based on straight-line interpolation.
Under the 2014 LTIP Plan, total TSR is calculated as A minus B expressed as a percentage, where A is the average per-share price of the applicable company’s stock at the end of the applicable performance period, and B is the average per-share price of the applicable company’s stock at the beginning of the applicable performance period. In addition, for purposes of calculations of TSR, cash dividends paid on a share of stock are deemed to be reinvested in the company’s stock on the day they are paid at the average of the high and the low per-share price on that day. A payout at 50% of the target opportunity (50%) for the TSR metric will be made if the Company’s TSR is at the 50th percentile relative to the Comparator Group; a payout at the target opportunity (50%) for the TSR metric will be made if the Company’s TSR is at the 75th percentile relative to the Comparator Group; and a payout at 200% of the target opportunity (50%) for the TSR metric will be made if the Company’s TSR is at the 90th percentile relative to the Comparator Group. For performance between the specified levels, payouts will be determined based on straight-line interpolation.
These awards also vest automatically upon a change in control of the Company, or subject to achievement of financial performance targets, on a pro rata basis upon termination of the NEO’s employment without cause. The “Comparator Group” is comprised of the following publicly-traded companies: Omnicom; Interpublic Group; IAC/InterActiveCorp; Sinclair Broadcast Group; Clear Channel; John Wiley & Sons; Scholastic Corporation; Lamar Advertising; The New York Times Company; Meredith Corporation; Morningstar; and National CineMedia Inc.
2018 LTIP Equity Incentive Awards.   In February 2018, the Compensation Committee also determined to award the former CEO and each NEO restricted stock grants under the 2016 Stock Incentive Plan. Vesting for these awards is conditioned upon achievement of three (3) year financial performance targets and continued employment pursuant to the terms of an award agreement made under the Plan (the “2018 LTIP Equity Incentive Awards”). Pursuant to the terms of the 2018 LTIP Equity Incentive Awards, the shares of restricted stock granted to our NEOs will vest based upon the Company’s level of achievement of  “Actual Cumulative EBITDA” (calculated as described below) over the performance period commencing on January 1, 2018 and ending on December 31, 2020 (the “2018-2020 Performance Period”).
For purposes of the foregoing LTIP restricted stock awards and the 2016 LTIP Equity Incentive Awards described below, “EBITDA” is defined as the Company’s consolidated earnings before interest, taxes, depreciation and amortization, plus any non-cash charges for stock-based compensation which were deducted in the calculation of EBITDA. “Actual Cumulative EBITDA” is defined as the sum of the Company’s actual annual EBITDA for the fiscal years included in the relevant performance period (the 2018-2020 Performance Period in the case of the 2018 LTIP Equity Incentive Awards), as determined by the Compensation Committee. “Cumulative EBITDA Target” is defined as the sum of the EBITDA targets as set forth in the Company’s annual budget for each of the fiscal years included in the relevant performance period, in each case as determined by the Compensation Committee at the beginning of each such fiscal year. The Compensation Committee chose EBITDA as the financial performance measure under the 2018 LTIP restricted stock awards because it is a key indicator of Company profitability.
On February 28, 2018, the Company specifically issued 2018 LTIP Equity Incentive Awards to each of the NEOs in the following target amounts: Scott Kauffman — 128,342 shares; David Doft — 53,476 shares; Mitchell Gendel — 53,746 shares; Stephanie Nerlich — 26,738 shares; and David Ross — 26,738 shares. Each of the foregoing 2018 LTIP Equity Incentive Awards will vest on March 1, 2021, based on the Company’s Actual Cumulative EBITDA as described above. For achievement of an Actual Cumulative EBITDA amount equal to or greater than 90% but less than 100% of the Cumulative EBITDA Target, 75% of each 2018 LTIP Equity Incentive Award will vest. For achievement of an Actual Cumulative EBITDA amount equal to or greater than 100% of the Cumulative EBITDA Target, 100% of each 2018 LTIP Equity Incentive Award will vest. The Compensation Committee sets the EBITDA target for each of 2018, 2019 and 2020 at the beginning of each applicable year at levels the Compensation Committee believes are challenging but reasonably achievable. Under FASB ASC Topic 718, these restricted stock awards do not yet have an established grant date or grant date fair value because the financial performance target, the Cumulative EBITDA Target, is not yet established. As there is not yet a grant date under FASB ASC Topic 718, in accordance with the SEC’s disclosure rules, amounts relating to these awards are not included in the Summary Compensation Table or the Grants of Plan-Based Awards in Fiscal Year 2018 table.
Forfeiture of 2016 LTIP Equity Incentive Awards.   On January 19, 2018, the Compensation Committee determined the EBITDA target for the 2018 fiscal year and established the Cumulative EBITDA Target of approximately $629.6 million for the performance period commencing on January 1, 2016 and ending on

December 31, 2018 (the “2016 LTIP Performance Period”), which was the performance period for the 2016 LTIP Equity Incentive Awards issued to the NEOs on February 17, 2016. Because the Compensation Committee established the Cumulative EBITDA Target on February 22, 2018, that date was considered the grant date under FASB ASC Topic 718. Consequently, the grant date fair value of the 2016 LTIP Equity Incentive Awards is disclosed in the “Stock Awards” column of the Summary Compensation Table and these awards are disclosed in the Grants of Plan-Based Awards in Fiscal Year 2018 table. If the Company had achieved 90% or greater but less than 100% of the Cumulative EBITDA Target for the 2016 LTIP Performance Period, 75% of each NEO’s 2016 LTIP Equity Incentive Award would have vested. If the Company had achieved 100% or greater of the Cumulative EBITDA Target for the 2016 LTIP Performance Period, 100% of each NEO’s 2016 LTIP Equity Incentive Award would have vested. The Company failed to achieve 90% or greater of the Cumulative EBITDA Target for the 2016 LTIP Performance Period. Accordingly, the 2016 LTIP Equity Incentive Awards previously issued to the former CEO and each NEO were forfeited and cancelled, effective March 13, 2019.
EVP Awards Granted in 2018.   In December 2018, the Committee approved a series of one-time retention/transaction awards (the “2018 EVP Retention Awards”) for five (5) senior executives of the Company (excluding the former CEO), including each of David Doft; Mitchell Gendel; David Ross; and Stephanie Nerlich. The amount of each 2018 EVP Retention Award was equal to the applicable NEOs respective base salary or target annual bonus award. Payment of each 2018 EVP Retention Award by the Company was conditioned on continued employment through the successful closing of a significant transaction in 2019, including either a Change of Control of the Company (as defined in the Company’s 2016 Stock Incentive Plan), or the sale of assets with aggregate proceeds to the Company from any such transaction equal to not less than $100 million (each, a “Payment Event”). The Committee will confirm if the payment conditions were satisfied for the 2018 EVP Retention Awards following the successful completion of the sale of Kingsdale and the Stagwell investment transaction at a premium valuation, among other factors, including the EVPs’ service as interim co-Chief Executive Officer following the separation of employment with Mr. Kauffman as CEO announced in September 2018.
Stock Ownership Guidelines.   The Company’s stock ownership guidelines require that each named executive officer own a significant equity stake in the Company during their employment. The Compensation Committee believes that stock ownership by senior managers strengthens their commitment to the future of the Company and further aligns their interests with those of our shareholders. The Board has adopted the following stock ownership guidelines: Chief Executive Officer and Chief Financial Officer to own stock with a value of at least four (4) times his base salary; and each other named executive officer, at least three (3) times their base salary. An executive must reach his target ownership level within four years after becoming subject to the stock ownership guidelines.
Prohibition of Pledging or Hedging of the Company’s Stock.   The Board has adopted policies to prohibit any pledge or hedging of the Company’s stock by officers and directors of the Company. Currently, no stock is pledged or hedged by any of the Company’s directors or officers.
Employment Agreements.   The Company has employment or services agreements with the CEO and all of the other named executive officers. These agreements formalize the terms of the employment relationship and assure the executive of fair treatment during employment and in the event of termination while requiring compliance with restrictive covenants. Employment agreements promote complete documentation and understanding of employment terms, including strong protections for our business.
Claw-back Agreements.   In connection with the payment of cash incentive amounts to the CEO and each of the other named executive officers in respect of 2017, the Company required that each agree in writing to repay the Company a pro rata portion of his cash incentive payment if he resigned his employment or his employment was terminated for “cause” prior to December 31, 2019. These agreements also encourage long term retention of key executives by the Company.
Business Protection Terms.   The Company’s named executive officers are subject to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to solicit clients or employees, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in employment agreements and in connection with compliance with the Company’s Code of Conduct.

Equity Award Grant Policies.   The Board of Directors and the Compensation Committee have adopted policies and procedures governing the granting of any equity incentive awards, including the following:
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Equity incentive awards granted to executive officers must be approved by the Compensation Committee or the full Board of Directors and must be made at quarterly in-person meetings and not be made via unanimous written consent. An attorney (who may be an employee of the Company) must be present at each Compensation Committee or Board meeting.

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If grants are required to be awarded in connection with hiring new employees in between quarterly Compensation Committee meetings, such grants may be approved at a special meeting, which may be telephonic or in-person.

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Options, SARs and other equity incentive awards must be priced at the closing price on the date immediately prior to the date of the Compensation Committee meeting at which the grant is approved.

Comparator Companies.   In determining compensation opportunities and payments to executives, the Compensation Committee may, from time to time, review competitive opportunities, payments, practices and performance among a comparator group of companies. Although we do not engage in formal benchmarking of NEO compensation, we intend that, if our named executive officers achieve individual and financial corporate objectives in a given year, they will earn total direct compensation that compares favorably with the total direct compensation earned by executives performing similar functions at comparator companies. The comparator group of peer marketing service companies is comprised of the following publicly-traded companies: Omnicom; Interpublic Group; IAC/InterActiveCorp; Sinclair Broadcast Group; Clear Channel; John Wiley & Sons; Scholastic Corporation; Lamar Advertising; The New York Times Company; Meredith Corporation; Morningstar; and National CineMedia Inc.
Retirement Programs.   The Company offers each U.S.-based executive the opportunity to make individual contributions to a broad-based 401(k) Plan administered by the Company and generally available to the Company’s U.S. employees. However, the Company does not make or match any employee contributions to the 401(k) Plan for the Company’s employees. The Company does not provide any other specific retirement or pension benefits for its named executive officers.
Severance Policies.   We provide severance protection to our named executive officers in employment agreements, as detailed below under the caption “Potential Payments upon Termination or Change-In-Control.” As discussed above, this protection is designed to be fair and competitive to aid in attracting and retaining experienced executives. We believe that the protection we provide, including the level of severance payments and post-termination benefits, is appropriate. In addition, in September 2018, in connection with the resignation from his position of Chief Executive Officer of the Company, in recognition of Mr. Kauffman’s service to the Company and as inducement for Mr. Kauffman to enter into a release of claims against the Company, we entered into a succession agreement with Mr. Kauffman setting forth the terms of his separation from the Company. Mr. Kauffman’s succession agreement is also described below under the caption “Potential Payments upon Termination or Change-In-Control.”
Section 162(m).   Pursuant to Section 162(m), publicly-held corporations are prohibited from deducting compensation paid to the named executive officers as of the end of the fiscal year, in excess of $1 million, unless the compensation is “performance-based.” Although the Compensation Committee considers the impact of Section 162(m) when making its compensation determinations, the Compensation Committee has determined that its need for flexibility in designing an effective compensation plan to meet our objectives and to respond quickly to marketplace needs has outweighed its need to maximize the deductibility of its annual compensation. The Compensation Committee reviews this policy from time to time.
As used in this Proxy Statement:
“Adjusted EBITDA” is a non-U.S. GAAP measure that represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items, adjusted for certain items at the discretion of the Compensation Committee. A reconciliation of  “Adjusted EBITDA” to the U.S. GAAP reported results of operations for the year ended December 31, 2018 is provided in the Company’s Current Report on Form 8-K filed on March 15, 2019.
COMPENSATION DECISION MADE IN 2019
Effective March 18, 2019, following an extensive search process, the Company’s Board of the Directors appointed Mark Penn as the Chief Executive Officer of the Company. The compensation terms for Mr. Penn were determined based on feedback from the Committee’s advisors (Mercer) and were benchmarked against appropriate comparator companies. Importantly, Mr. Penn’s incentive compensation for 2019 and subsequent years is heavily dependent upon achievement of the Company’s financial performance targets, and the ultimate value of his initial inducement award of SARS will be directly dependent upon appreciation of the price of the Company’s Class A shares.
More specifically, pursuant to the terms of his new employment agreement, Mr. Penn receives an annualized base salary of  $750,000 and is eligible for an annual discretionary cash bonus equal to up to 100% of his then-current base salary. He will also be eligible for potential future grants under the Company’s long-term incentive plans with an annual target equal to 350% of his then-current base salary. On April 5, 2019, Mr. Penn received a grant of 1,500,000 stock appreciation rights (the “SARs”) in respect of the Company’s Class A shares, which will generally be settled in Class A Shares, with an exercise price equal to $2.19 (the average closing price for MDC’s Class A shares for the twenty (20) trading day period beginning March 5, 2019). These SARs will become vested and exercisable in full in three equal installments on each of the first three (3) anniversaries of March 18, 2019, the “Commencement Date”, subject to Mr. Penn’s continued employment with the Company through each vesting date. The SARs will expire on the fifth anniversary of the commencement date to the extent not exercised and will be subject to accelerated vesting upon (i) death or disability, (ii) termination of employment without “Cause” or with “Good Reason,” (in each case as defined in his employment agreement) or (iii) a change in control of the Company. Mr. Penn will also receive a monthly $5,000 perquisite allowance during the term to cover automobile and travel expenses, professional dues and other perquisites.
In the event of Mr. Penn’s involuntary termination without cause or voluntary termination for “good reason”, he will be entitled to severance equal to the product of 1.5 times the sum of  (i) his then-current base salary plus (ii) the amount of his annual discretionary bonus paid in respect of the year immediately prior to the applicable date of termination, payable in a lump sum. He will also be entitled to a pro-rata portion of his annual discretionary bonus for the year of termination based on actual performance. Under the new employment agreement, Mr. Penn is subject to restrictive covenants during employment and for one year thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions. Mr. Penn is also subject to a perpetual covenant not to disclose confidential information.

REPORT OF THE HUMAN RESOURCES &
COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
The Human Resources & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2018 Annual Report on Form 10-K for filing with the SEC.
The Human Resources & Compensation Committee
Larry Kramer (Chairman)
Clare R. Copeland
Desirée Rogers
Irwin D. Simon

Executive Compensation
This section contains information, both narrative and tabular, regarding the compensation for fiscal 2018, 2017, and 2016 for (1) our principal executive officer in 2018; (2) our principal financial officer in 2018; and (3) our three other most highly compensated executive officers who were serving as executive officers as of the end of 2018 (collectively, the “ NEOs “ or the “ named executive officers “). Ms. Nerlich was not a NEO in 2016 or 2017. Therefore, in accordance with the SEC’s disclosure rules, information regarding compensation for the years that this individual was not a NEO is not included in the table below. In addition, Mark Penn was not appointed as the Company’s CEO until March 18, 2019. Therefore, in accordance with the SEC’s disclosure rules, information regarding compensation for Mr. Penn is not included in the table below.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards/ SARS ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Scott L. Kauffman, Former Chief Executive Officer	2018	1,200,000	0	1,302,484	0	0	8,036	2,510,520
	2017	1,200,000	1,200,000	0	0	0	9,953	2,409,953
	2016	1,200,000	0	0	0	0	8,400	1,208,400
David Doft, Executive Vice President and Chief Financial Officer	2018	650,000	0	366,000	0	0	51,408	1,067,408
	2017	650,000	650,000	0	117,630	117,664	52,785	1,588,079
	2016	650,000	0	0	0	119,707	52,154	821,861
Mitchell Gendel, Executive Vice President and General Counsel	2018	633,333	0	366,000	0	0	48,184	1,047,517
	2017	550,000	550,000	0	117,630	117,664	50,207	1,385,501
	2016	550,000	0	0	0	119,707	49,576	719,283
Stephanie Nerlich, Executive Vice President, Talent and Partner Development (6)	2018	468,116	0	0	0	0	14,505	482,621
David Ross, Executive Vice President, Strategy and Corporate Development	2018	500,000	0	274,500	0	0	21,408	795,908
	2017	495,833	500,000	0	101,162	117,664	22,785	1,237,444
	2016	425,000	0	0	0	119,707	22,154	566,861
(1)
As disclosed in the CD&A, the Company’s practice is to require senior executives to sign Incentive/Retention Agreements in connection with each annual bonus payment, which agreement provide for a pro rata repayment of each bonus paid if he/she resigns or is terminated for cause within two years of the end of the performing year.

(2)
Reflects the grant date fair value of the equity awards we granted to our NEOs as determined in accordance with FASB Topic 718. For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our annual report on Form 10-K for the year ended December 31, 2018. On February 28, 2018, the Company issued 2018 LTIP Equity Incentive Awards to each of the NEOs in the following target amounts: Scott Kauffman — 128,342 shares of restricted stock with a market value of  $1,007,485 on February 28, 2018; David Doft — 53,476 shares of restricted stock with a market value of  $419,787 on February 28, 2018; Mitchell Gendel — 53,476 shares of restricted stock with a market value of  $419,787 on February 28, 2018; Stephanie Nerlich — 26,738 shares of restricted stock with a market value of  $209,893 on February 28, 2018; and David Ross — 26,738 shares of restricted stock with a market value of $209,893 on February 28, 2018. Each of the foregoing restricted stock grants will vest on March 1, 2021, based on the Company’s Actual Cumulative EBITDA for the period commencing on January 1, 2018 and ending on December 31, 2020. See “Compensation Discussion and Analysis — Elements of our Compensation Program for our Named Executive Officers — 2018 LTIP Equity Incentive Awards.” Under FASB ASC Topic 718, these restricted stock awards do not yet have an established grant date fair value because the financial performance target is not yet established and are therefore not reflected in the table above. On January 19, 2018, the Committee established the Cumulative

EBITDA Target for the 2016 LTIP Equity Incentive Awards issued in 2016. As the date that the financial performance target was established for those awards, such date was the grant date for those awards. The values set forth in the table above for 2018, therefore, reflect the grant date fair value as determined in accordance with FASB Topic 718 of the 2016 LTIP Equity Incentive Awards. See “Compensation Discussion and Analysis — Elements of our Compensation Program for our Named Executive Officers — Forfeiture of 2016 LTIP Equity Incentive Awards.” The 2016 LTIP Equity Incentive Awards vest based on EBITDA. The grant date fair value was computed in accordance with FASB Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the performance awards would have been: Mr. Kauffman - $1,302,484; Mr. Doft - $366,000; Mr. Gendel - $366,000; and Mr. Ross - $274,500. However, all of the 2016 LTIP Equity Incentive Awards were forfeited in March 2019 due to failure to achieve the performance targets.
(3)
Amounts shown in the column for 2017 reflect the grant date fair value of the SARs awards we granted to our NEOs as determined in accordance with FASB Topic 718. For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our annual report on Form 10-K for the year ended December 31, 2018.

(4)
Amounts shown in the column for 2017 reflect amounts paid March 2, 2018 in connection with grants made in February 2015 pursuant to the 2014 Cash LTIP Plan, following a determination of the Company’s financial performance over the 3-year period ended December 31, 2017.

(5)
“All other compensation” is composed of the following perquisites, personal benefits and other items for our NEOs in 2018:

Name	Perquisite Allowance	Health Insurance Premiums	Other Perquisites	Total
Scott L. Kauffman	—	8,036	—	8,036
David Doft	30,000	21,408	—	51,408
Mitchell Gendel	25,000	23,184	—	48,184
Stephanie Nerlich	8,847	5,658	—	14,505
David Ross	—	21,408	—	21,408
(6)
Ms. Nerlich is based in Canada and compensated in Canadian dollars. Amounts shown in the table above were converted to U.S. dollars at an exchange rate of  $0.7372, which was the applicable exchange rate for the year ended December 31, 2018.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2018
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Equity Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)		(g)	(h)	(l)
Scott L. Kauffman	1/19/2018	2/17/2016				106,761	142,348	142,348	1,302,484
	2/23/2018	2/22/2018	300,000(1)	1,200,000(1)	2,400,000(1)
David Doft	1/19/2018	2/17/2016				30,000	40,000	40,000	366,000
	2/23/2018	2/22/2018	125,000(1)	500,000(1)	1,000,000(1)
Mitchell Gendel	1/19/2018	2/17/2016				30,000	40,000	40,000	366,000
	2/23/2018	2/22/2018	125,000(1)	500,000(1)	1,000,000(1)
Stephanie Nerlich	1/19/2018	2/17/2016				—	—	—	—
	2/23/2018	2/22/2018	62,500(1)	250,000(1)	500,000(1)
David Ross	1/19/2018	2/17/2016				22,500	30,000	30,000	274,500
	2/23/2018	2/22/2018	62,500(1)	250,000(1)	500,000(1)

(1)
Reflects potential payouts under the cash LTIP awards granted in 2018 pursuant to the Company’s 2014 LTIP Plan. See “Compensation Discussion and Analysis — 2018 Incentive Awards: Financial and Individual Performance Metrics — 2018 Cash LTIP Awards.”

(2)
Reflects potential payouts under the Company’s 2016 LTIP Equity Incentive Awards. See “Compensation Discussion and Analysis — Elements of our Compensation Program for our Named Executive Officers — Establishment of Cumulative EBITDA Target for and Forfeiture of 2016 LTIP Equity Incentive Awards.” Because the Company failed to achieve 90% or greater of the Cumulative EBITDA Target for the 2016 LTIP Performance Period, the 2016 LTIP Equity Incentive Awards previously issued to the former CEO and each NEO were forfeited and cancelled, effective March 13, 2019.

(3)
Reflects the grant date fair value, calculated in accordance with FASB Topic 718, of the 2016 LTIP Equity Incentive Awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
We have entered into employment agreements with all of our named executive officers, as described in more detail below.
Scott L. Kauffman
MDC Partners had an employment agreement with Mr. Kauffman, effective July 20, 2015, pursuant to which Mr. Kauffman previously served as our Chief Executive Officer until December 31, 2018, which was his last date of employment with the Company.
Mr. Kauffman received an annualized base salary of  $1,100,000 during his term of employment in 2015 (increased to $1,200,000 effective as of January 1, 2017), and he was eligible to receive an annual discretionary bonus in a target amount equal to 100% of his base salary, as determined by the Compensation Committee, based upon Mr. Kauffman’s individual performance, the overall financial performance of the Company and such other factors as the Board shall deem reasonable and appropriate. As part of his 2015 employment agreement, Mr. Kauffman received a grant of 100,000 shares of MDC restricted stock on August 26, 2015. In 2015, Mr. Kauffman received a monthly perquisite allowance in an amount equal to $6,250; however, commencing January 1, 2017, Mr. Kauffman no longer received any perquisite allowance. Mr. Kauffman was eligible to participate in the Company’s welfare benefit plans and programs including disability and group life (including accidental death and dismemberment insurance). He was also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provided for severance payments if Mr. Kauffman’s employment was terminated under specified circumstances. However, in September 2018 the Company and Mr. Kauffman entered into a succession agreement which superseded the severance terms of Mr. Kauffman’s employment agreement. Mr. Kauffman’s severance benefits pursuant to such succession agreement are described under the heading “Potential Payments upon Termination or Change in Control.”
David Doft
MDC Partners has an employment agreement with Mr. Doft, effective August 10, 2007 (as amended on August 5, 2010), pursuant to which Mr. Doft serves as our Chief Financial Officer. Mr. Doft’s term of employment is subject to automatic renewal for one-year periods, unless either party gives to the other a 45-day advance written notice of his or its intention not to renew. Mr. Doft currently receives an annualized base salary of  $650,000 and he is eligible to receive an annual discretionary bonus in a target amount equal to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Doft’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures.

Mr. Doft also receives an annual perquisite allowance in an amount equal to $30,000. Mr. Doft is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment) and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Doft’s employment is terminated under specified circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control.”
Mitchell Gendel
MDC Partners has an employment agreement with Mr. Gendel, effective July 6, 2007 (as amended on March 5, 2011), pursuant to which Mr. Gendel serves as our General Counsel and Corporate Secretary. Mr. Gendel’s term of employment is subject to automatic renewal for one-year periods, unless either party gives to the other a 30-day advance written notice of its intention not to renew. Mr. Gendel received an annualized base salary of  $550,000 in 2017, which was increased to $650,000 effective March 1, 2018 due to his increased scope of responsibilities managing our real estate, human resources and compliance departments. He is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Gendel’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures.
Mr. Gendel also receives an annual perquisite allowance in an amount equal to $25,000. Mr. Gendel is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Gendel’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control.”
David Ross
MDC Partners has an amended and restated employment agreement with Mr. Ross, effective February 27, 2017, pursuant to which Mr. Ross serves as our Executive Vice President, Strategy and Corporate Development. Mr. Ross’s term of employment is for an indefinite term, unless and until either Mr. Ross provides the Company with 30 days prior written notice of resignation, or if the Company terminates his employment with or without “Cause” (as defined in his employment agreement). Mr. Ross currently receives an annualized base salary of  $500,000 (effective as of January 20, 2017) and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Ross’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Ross is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Ross’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control.”
Stephanie Nerlich
MDC Partners has an employment agreement with Ms. Nerlich, effective November 1, 2017, pursuant to which Ms. Nerlich serves as our EVP, Talent and Partner Development. Ms. Nerlich’s current term of employment with the Company is for an indefinite period unless and until either Ms. Nerlich gives to the Company thirty (30) days advance written notice of resignation or the Company terminates Ms. Nerlich’s employment with or without “Cause” (as defined in her employment agreement). Ms. Nerlich received an annualized base salary of Cdn$635,000 in 2018 (or approximately US$475,000). She is eligible to receive an annual discretionary bonus in a target amount equal to 100% of her base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Ms. Nerlich’s individual performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures.
Ms. Nerlich also receives an annual perquisite allowance in an amount equal to Cdn$12,000. Ms. Nerlich is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment) and business travel insurance provided by the Company to its senior executives. She is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Ms. Nerlich’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control.”
OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)					(b)	(c)	(d)	(e)
Scott L. Kauffman	—	—	—	—	(2)	(1)	(3)	(3)
David Doft	—	50,000	6.60	Feb 1, 2022	(2)	(1)	(3)	(3)
Mitchell Gendel	—	50,000	6.60	Feb 1, 2022	(2)	(1)	(3)	(3)
Stephanie Nerlich	—	25,000	6.60	Feb 1, 2022	(2)	(1)	(3)	(3)
David Ross	—	43,000	6.60	Feb 1, 2022	(2)	(1)	(3)	(3)

(1)
Amounts reported represent SARs that vest on January 31, 2020. For information regarding vesting in the event of a termination of employment or a change in control, see “Potential Payments upon Termination or Change in Control”.

(2)
This table does not reflect the 2016 LTIP Equity Incentive Awards that were made on February 17, 2016. Because the Company failed to achieve threshold performance with respect to the Cumulative EBITDA Target for the 2016 LTIP Performance Period, no shares were earned with respect to such awards.

(3)
This table does not reflect the 2018 LTIP Equity Incentive Awards that were made on February 28, 2018 and are subject to performance conditions. The 2018 LTIP Equity Incentive Awards will vest on March 1, 2021, if the Company achieves the Cumulative EBITDA Target during the period of January 1, 2018 – December 31, 2020. Under FASB ASC Topic 718, these restricted stock awards do not yet have an established grant date fair value because the financial performance target, the Cumulative EBITDA Target is not yet established. See “Compensation Discussion and Analysis — Elements of our Compensation Program for our Named Executive Officers — 2018 LTIP Equity Incentive Awards”. This table also does not reflect the 2017 LTIP Equity Incentive Awards that were made on February 17, 2017 and are subject to performance conditions. The 2017 LTIP Equity Incentive Awards will vest on March 1, 2020, if the Company achieves the Cumulative EBITDA Target during the period of January 1, 2017 – December 31, 2019. Under FASB ASC Topic 718, these restricted stock awards do not yet have an established grant date fair value because the financial performance target, the Cumulative EBITDA Target is not yet established.

The following table sets forth information concerning each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during 2018 for each NEO on an aggregated basis.
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2018
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Scott L. Kauffman	0	0	103,570	536,061
David Doft	0	0	0	0
Mitchell Gendel	0	0	0	0
Stephanie Nerlich	0	0	0	0
David Ross	0	0	0	0
PENSION BENEFITS IN 2018
We do not provide our NEOs with any defined benefit pension arrangements.
NON-QUALIFIED DEFERRED COMPENSATION IN 2018
We do not maintain any non-qualified deferred compensation plans for our NEOs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We have entered into employment agreements with each of our named executive officers. Under these agreements, we are required to pay severance benefits in connection with specified terminations of employment, including specified terminations in connection with a change in control of the Company. The employment agreements for each NEO and other executives require a “double trigger” for any change in control severance payments. In addition, some of our equity incentive plans provide for the accelerated payment or vesting of awards in connection with specified terminations of employment or a change in control of the Company. The following is a description of the severance, termination and change in control benefits payable to each of our named executive officers pursuant to their respective employment agreements and our equity incentive plans.
Definitions of terms such as “change in control” or “for good reason” vary between agreements, so when a definition is particular to an agreement, it is described for that agreement. For all named executive officers, a “change of control” means the closing of a transaction which results in (1) any person(s) or company(ies) acting jointly or in concert owning equity of the Company representing greater than 50% of the voting power of the Company’s outstanding securities, or (2) the Company selling all or substantially all of its assets (in each instance other than any transfer by the Company or any of its affiliates of their respective interest in the Company to another wholly-owned subsidiary of another MDC Group company).
Scott L. Kauffman
On September 12, 2018, the Company entered into a Succession Agreement with Scott L. Kauffman, the Company’s former Chairman and Chief Executive Officer. Pursuant to the Succession Agreement, Mr. Kauffman resigned from his position as Chief Executive Officer of the Company on December 31, 2018 (the “Succession Date”). In accordance with the terms of the Succession Agreement, Mr. Kauffman was entitled to receive, subject to his execution and non-revocation of a customary release of claims, a cash separation payment equal to $3,600,000, payable in a single lump sum, subject to execution of a release of claims. Mr. Kauffman signed the applicable release and the Company paid him the separation payment on March 1, 2019. In addition, Mr. Kauffman’s outstanding long-term incentive awards will remain subject to the applicable performance-based vesting requirements under the respective award agreements, and will be pro-rated to reflect service through the Succession Date.
David Doft
Pursuant to his employment agreement, if MDC terminates Mr. Doft’s employment without cause, Mr. Doft terminates his employment for good reason, or the company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Doft a severance payment within 10 days of the date of termination of one (1) times Mr. Doft’s total remuneration, plus an amount equal to two (2) month’s base salary for each calendar year in which he was employed by the Company, up to a maximum of six (6) months. Total remuneration means the sum of his current base salary, his perquisite allowance, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Doft’s employment had terminated under these circumstances on December 31, 2018, the aggregate cash payment due to him under the agreement would have been $1,655,000. Furthermore, Mr. Doft will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Doft becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Doft is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $21,408 if Mr. Doft’s employment had terminated as of December 31, 2018. As of December 31, 2018, Mr. Doft had 111,159 unvested restricted stock grants that would vest on termination of his employment agreement, with a fair value equal to $290,124. In the event of termination of Mr. Doft’s employment agreement following a change of control as of December 31, 2018, a total of  (i) 173,476 unvested restricted stock grants would fully vest, with a fair value equal to $452,772, plus (ii) 50,000 SARs would fully vest, with a fair value equal to $130,500.

If Mr. Doft’s employment is terminated without cause by the company within one year following the closing of a change in control, by Mr. Doft for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Doft will be entitled to a payment of 2.0 times his total remuneration. He will also be eligible to receive a pro rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2018 and Mr. Doft’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $2,660,000. Furthermore, Mr. Doft will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Doft is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $21,408 if Mr. Doft’s employment had terminated as of December 31, 2018.
Mitchell Gendel
Pursuant to his employment agreement, if MDC terminates Mr. Gendel’s employment without cause, Mr. Gendel terminates his employment for good reason, or the Company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Gendel a severance payment within 10 days of the date of termination of one (1) times Mr. Gendel’s total remuneration, plus an amount equal to six (6) month’s base salary. Total remuneration means the sum of his current base salary, his perquisite allowance, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Gendel’s employment had terminated under these circumstances on December 31, 2018, the aggregate cash payment due to him under the agreement would have been $1,550,000. Furthermore, Mr. Gendel will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided, however, that if Mr. Gendel becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Gendel is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $23,184 if Mr. Gendel’s employment had terminated as of December 31, 2018. As of December 31, 2018, Mr. Gendel had 111,159 unvested restricted stock grants that would vest on termination of his employment agreement, with a fair value equal to $290,124. In the event of termination of Mr. Gendel’s employment agreement following a change of control as of December 31, 2018, a total of  (i) 173,476 unvested restricted stock grants would fully vest, with a fair value equal to $452,772, plus (ii) 50,000 SARs would fully vest, with a fair value equal to $130,500.
If Mr. Gendel’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Gendel for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Gendel will be entitled to a payment of two (2) times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2018 and Mr. Gendel’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $2,450,000. Furthermore, Mr. Gendel will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Gendel is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $23,184 if Mr. Gendel’s employment had terminated as of December 31, 2018.
Stephanie Nerlich
Pursuant to her employment agreement, if MDC terminates Ms. Nerlich’s employment without cause, then MDC is required to pay Ms. Nerlich a severance payment over the applicable twelve (12) month severance period, equal to one (1) times Ms. Nerlich’s total remuneration. Total remuneration means the sum of her current base salary plus the highest annual discretionary cash bonus she earned in the three years ending December 31 of the year immediately preceding the date of termination. If Ms. Nerlich’s employment had terminated under these circumstances on December 31, 2018, the aggregate cash payment due to her under the agreement would have been $848,500. As of December 31, 2018, Ms. Nerlich had 45,579 unvested restricted stock grants that would vest on termination of her employment agreement, with a fair value equal to $118,962. In the event of termination of Ms. Nerlich’s employment agreement following a change of control as of December 31, 2018, a total of  (i) 76,738 unvested restricted stock grants would fully vest, with a fair value equal to $200,286, plus (ii) 25,000 SARs would fully vest, with a fair value equal to $62,250.
If Ms. Nerlich’s employment is terminated following the closing of a change in control by the company without cause, then Ms. Nerlich will be entitled to a severance payment as calculated above.
David Ross
Pursuant to his employment agreement, if MDC terminates Mr. Ross’s employment without cause, or Mr. Ross terminates his employment for good reason, then MDC is required to pay Mr. Ross a severance payment within 10 days of the date of termination of one (1) times Mr. Ross’s total remuneration. Total remuneration means the sum of his then-current base salary plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Ross’s employment had terminated under these circumstances on December 31, 2018, the aggregate cash payment due to him under the agreement would have been $1,000,000. Furthermore, Mr. Ross will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided, however, that if Mr. Ross becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Ross is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $21,408 if Mr. Ross’s employment had terminated as of December 31, 2018. As of December 31, 2018, Mr. Ross had 85,579 unvested restricted stock grants that would vest on termination of his employment agreement, with a fair value equal to $223,362. In the event of termination of Mr. Ross’s employment agreement following a change of control as of December 31, 2018, a total of  (i) 126,738 unvested restricted stock grants would fully vest, with a fair value equal to $330,786, plus (ii) 43,000 SARs would fully vest, with a fair value equal to $112,230.
If Mr. Ross’s employment is terminated within one year following the closing of a change in control by the company without cause, or by Mr. Ross for good reason, then Mr. Ross will be entitled to a payment of two (2) times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2018 and Mr. Ross’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $2,000,000. Furthermore, Mr. Ross will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Ross is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $21,408 if Mr. Ross’s employment had terminated as of December 31, 2018.
CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K (“Item 402(u )”), the Company is providing the following reasonable estimate of the ratio of the median of the annual base salary compensation of all of our employees (except Scott L. Kauffman, our former Chairman and Chief Executive Officer (“CEO”)), to the annual total compensation of Mr. Kauffman, calculated in a manner consistent with Item 402(u). For 2018, our last completed fiscal year:
•
The median of the annual base salary compensation of all of our employees, excluding our CEO, was $80,300.

•
The annual total compensation of our CEO was $2,510,520, as disclosed in the Summary Compensation Total above.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual base salary compensation of all of our employees except our CEO was approximately 31:1. The ratio of the annual base salary compensation of our CEO to the median of the annual base salary compensation of all of our employees except our CEO was approximately 15:1.
We determined that, as of December 31, 2018, our employee population consisted of approximately 6,100 individuals.
To identify our “median employee” from this employee population, we obtained from our internal compensation system base salary amounts for 2018 with respect to each employee in the employee population at the Company and its affiliates. We believe this consistently applied compensation measure reasonably reflects annual compensation across our employee base. Base salary amounts for employees located outside the United States and compensated in currencies other than U.S. dollars were converted to U.S. dollars based on the foreign exchange rates as of December 31, 2018. We annualized the base salary amounts for any permanent employees in the employee population who were employed by us for less than the full fiscal year. We then ranked the resulting base salaries for all the employees in the employee population other than our CEO to determine our median employee.
Compensation Committee Interlocks and Insider Participation
Mr. Larry Kramer (Chairman), Mr. Clare Copeland, Ms. Desiree Rogers and Mr. Irwin Simon served on the Human Resources & Compensation Committee of the Board of Directors during 2018. None of the persons who served on the Human Resources & Compensation Committee at the time of such service are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.
Securities Authorized for Issuance under Equity Compensation Plans
On June 4, 2008, the Company’s shareholders approved the 2008 Key Partner Incentive Plan, which provides for the issuance of 900,000 Class A Shares. On June 4, 2012, the Company’s shareholders approved the 2011 Stock Incentive Plan, which provides for the issuance of up to 3,000,000 Class A shares. The SARs Plan was initially adopted and approved effective as of January 1, 2003, and was subsequently amended and restated in 2004, 2006 and 2014. On June 1, 2016, the Company’s shareholders approved the 2016 Stock Incentive Plan, which authorizes the issuance of awards to employees, officers and directors of the Company with respect to 1,500,000 MDC Partners’ Class A Shares. An amendment to the 2016 Stock Incentive Plan was approved by shareholders on June 6, 2018, increasing the number of authorized Class A shares to 2,750,000.
As of December 31, 2018, the Company had reserved 2,455,156 Class A Shares in order to meet its obligations under various conversion rights, warrants and employee share related plans comprised of 250,800 shares reserved for Stock Appreciation Rights, 111,866 shares reserved for options, 626,940 shares reserved for Restricted Stock and Restricted Stock Units, as well as 1,465,550 restricted shares with future vesting contingent upon the Company achieving a cumulative three-year earnings target and continued employment through the vesting date. There were 2,878,468 shares remaining available for future issuance.
As of March 31, 2019, the Company had reserved 1,890,744 Class A Shares in order to meet its obligations under various conversion rights, warrants and employee share related plans comprised of 250,800 shares reserved for Stock Appreciation Rights, 111,866 shares reserved for options, 518,440 shares reserved for Restricted Stock and Restricted Stock Units, as well as 1,009,638 restricted shares with future vesting contingent upon the Company achieving a cumulative three-year earnings target and continued employment through the vesting date. There were 3,362,452 shares remaining available for future issuance.

The following table sets out as at December 31, 2018 the number of securities to be issued upon exercise of outstanding options and rights, the weighted average exercise price of outstanding options and rights and the number of securities remaining available for future issuance under equity compensation plans.
	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance (Excluding Column (a))
	(a)	(b)	(c)
Equity Compensation Plans:
Not approved by stockholders	—	—	—
SARS approved by stockholders	250,800(1)	$6.60(2)	2,878,468(3)
Stock options approved by stockholders	111,866(1)	$4.85(2)	2,878,468(3)

(1)
As of December 31, 2018, the aggregate number of securities to be issued upon exercise of outstanding options, warrants and rights was 250,800 and 111,866 for SARs and share options, respectively. For further clarification, this column does not include 1,465,550 unvested shares of restricted stock which remain subject to financial performance vesting conditions as of December 31, 2018.

(2)
As of December 31, 2018, the weighted average exercise price of the 250,800 outstanding SARs was $6.60, the weighted average exercise price of the 111,866 outstanding share options was $4.85 and the remaining life of the outstanding SARs and options was 1.08 year and 3 years, respectively.

(3)
The aggregate number of securities available for future issuance under all Plans, excluding column (a), is 2,878,468 as of December 31, 2018, and 3,362,452 as of March 31, 2019.

Indebtedness of Directors, Executive Officers and Senior Officers
There is currently no indebtedness owed to MDC by any of MDC’s Directors, executive officers or senior officers, and there was no such indebtedness owed to MDC as of December 31, 2018. The Company’s Corporate Governance Guidelines prohibit the Company from making any new personal loans or extensions of credit to Directors or executive officers of the Company.
Insurance
MDC holds directors’ and officers’ liability insurance policies that are designed to protect MDC Partners and its directors and officers against any legal action which may arise due to wrongful acts on the part of directors and/or officers of MDC. The policies are written for a current limit of  $70 million, subject to a corporate deductible up to $1,000,000 per indemnifiable claims. In respect of the fiscal year ended December 31, 2018, the cost to MDC of maintaining the policies was $874,786. The twelve-month premium cost of the current policy, effective from August 1, 2018 until July 31, 2019, is equal to $973,078.
Review and Approval of Related Party Transactions
The Board has adopted a written Related Party Transactions Policy to assist it in reviewing, approving and ratifying related party transactions. The Related Party Transactions Policy provides that all related party transactions covered by the policy must be approved in advance by the Audit Committee, except that any ordinary course transaction in which an operating subsidiary of the Company derives revenue from a related party may be approved on an annual basis by the Audit Committee. To facilitate compliance with this policy, Directors and executive officers of the Company must notify the Company’s General Counsel and CFO as soon as reasonably practicable about any potential related party transaction. If the Company’s General Counsel and CFO determine that the transaction constitutes a related party transaction, the transaction will be referred to the Audit Committee for its consideration. The Audit Committee will be provided with full details of the proposed related party transaction, including: the terms and conditions of the proposed transaction; the business purpose of the transaction; and the benefits to the Company and to the relevant related party.

In reviewing related party transactions, the Audit Committee will consider all relevant facts and circumstances, including, among others:
•
The benefits of the transaction to the Company;

•
The terms of the transaction and whether they are fair (arm’s-length) and in the ordinary course of the Company’s business; and

•
The size and expected term of the transaction.

Generally, the Related Party Transactions Policy applies to any transaction that would be required by the SEC to be disclosed in which the Company was or is proposed to be, a participant and in which a “Related Party” had, has or will have a direct or indirect material interest. The policy also applies to any amendment or modification to an existing Related Party Transaction, regardless of whether such transaction has previously been approved.
Related Party Transaction
The Company engaged in the following related party transaction in 2018, which was reviewed and approved by the Audit Committee in accordance with the Related Party Transactions Policy described above:
Employee Relationship
Scott L. Kauffman is the former Chairman and Chief Executive Officer of the Company. His daughter, Sarah Kauffman, has been employed by F&B (a subsidiary of the Company) since July 2011, and currently acts as Director of Operations, Attention Partners. In 2018, her total compensation, including salary, bonus and other benefits, totaled approximately $171,973. Her compensation is commensurate with that of her peers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The Audit Committee is responsible for assisting the Board in serving as an oversight to MDC Partners’ accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter including, whenever appropriate, meeting in executive sessions with MDC Partners’ independent auditors without the presence of MDC Partners’ management.
Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those consolidated financial statements and expressing an opinion as to their conformity with GAAP and for opining on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss the status and completed copy of management’s report on the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with management and BDO USA, LLP, the Company’s independent registered accountants, management’s assessment of the Company’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, as presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
In overseeing the preparation of MDC Partners’ financial statements, the Audit Committee met with both management and MDC Partners’ outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP, and the Audit Committee discussed the statements with both management and the outside auditors.
With respect to MDC Partners’ outside auditors, the Audit Committee, among other things, discussed with BDO USA, LLP matters relating to its independence, and received from BDO USA, LLP written disclosures and a letter from BDO USA, LLP as required by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Standards Section No. 1301, “Communications with Audit Committee”, as amended, which includes, among other items, matters related to the conduct of the annual audit of MDC Partners’ financial statements.
On the basis of their reviews and discussions, the Audit Committee recommended to the Board that the Board approve (and the Board has approved) the inclusion of MDC Partners’ audited financial statements in MDC Partners’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the Securities and Exchange Commission and the Canadian Securities Administrators.
Effective April 2006, the Company engaged BDO USA, LLP as its independent registered public accounting firm. The decision to engage BDO USA, LLP was made by the Audit Committee of the Board of Directors and the Board of Directors of the Company. The Committee and the Board have also approved, and submitted for shareholder approval, the selection of BDO USA, LLP as MDC Partners’ independent auditors for the fiscal year ending December 31, 2019.
The Audit Committee’s current charter is appended to this Circular as Exhibit A.
Audit Committee of the Board
Anne Marie O’Donovan (Chair)
Daniel Goldberg
Larry Kramer

ITEM 2 — APPOINTMENT OF AUDITORS
AND AUTHORIZING THE AUDIT COMMITTEE TO DETERMINE ITS REMUNERATION
Subject to the action of the shareholders, upon recommendation of the Audit Committee, the Board has recommended to the shareholders the appointment of BDO USA, LLP, independent registered public accountants, to audit and report on the consolidated financial statements of MDC Partners for the fiscal year ending December 31, 2019 and to perform such other services as may be required of them. BDO USA, LLP has served as independent public accountants for MDC Partners since April 2006. The Board has directed that management submit the appointment of the auditors for approval by the shareholders at the Meeting. Representatives of BDO USA, LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the appointment of BDO USA, LLP, independent registered public accountants, as auditors of MDC Partners, until the close of the next annual meeting of shareholders of MDC Partners, at a remuneration to be fixed by the directors of MDC Partners.
In addition to retaining BDO USA, LLP to audit MDC Partners’ consolidated financial statements for 2017 and 2018, the Company retained BDO USA, LLP to provide advisory, auditing and consulting services in 2017 and 2018. These services included audit services, audit-related services, tax services and other services. The following tables set forth the aggregate fees billed to MDC Partners by BDO USA, LLP for professional services in fiscal years 2017 and 2018:
BDO USA, LLP
	2017	2018
Audit Fees(1)	$2,796,115	$2,648,866
Tax Fees(2)	$44,075
Audit Related Fees	—
All Other Fees	—
Total	$2,840,190	$2,696,984

(1)
Fees primarily for the annual financial statement audit, including internal control assessment related fees, quarterly financial statement reviews and regulatory comment letters.

(2)
Fees for services rendered for foreign tax services.

All fees listed above have been pre-approved by the Audit Committee. The Audit Committee has, however, delegated to the Chairman of the Audit Committee the authority to pre-approve permitted non-audit services (as such services are defined by the Sarbanes-Oxley Act of 2002) provided that (i) the aggregate estimated amount of such fees will not exceed $25,000 and (ii) the Chairman of the Audit Committee reports any pre-approval so granted at the next scheduled meeting of the Audit Committee.
The Audit Committee Charter provides for the Audit Committee to establish the auditors’ fees. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPOINTMENT OF BDO USA, LLP AS MDC PARTNERS’ AUDITORS AND AUTHORIZING
THE AUDIT COMMITTEE TO DETERMINE BDO USA, LLP’S REMUNERATION.

ITEM 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with our business strategy and the interests of our shareholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to the Company’s earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as performance against our peers.
Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables and narrative, which discuss how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in implementing our guiding principles.
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2019 Annual Meeting of Shareholders:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement, is hereby APPROVED.”
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review and consider the voting results when making future decisions regarding our executive compensation program. The next advisory “say-on-pay” resolution will occur at the 2020 Annual Meeting of Shareholders.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act, each person serving as a director or executive officer during the last fiscal year and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the SEC within a prescribed period of time and to furnish the Company with copies of such reports. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC for the fiscal year ended December 31, 2018, and upon written representations from such persons that no other reports were required, the Company has been advised that all reports required to be filed under Section 16(a) have been timely filed with the SEC.
ADDITIONAL INFORMATION
A copy of the Annual Report on Form 10-K filed by MDC Partners with the Securities and Exchange Commission for 2018 is available, without charge, to shareholders at MDC Partners’ website at www.mdc-partners.com, on the Securities and Exchange Commission’s website at www.sec.gov, on the SEDAR website at www.sedar.com, or upon written request to 745 Fifth Avenue, 19th Floor, New York, NY 10151, Attention: Investor Relations. Financial information is provided in MDC Partners’ consolidated financial statements and Management’s Discussion & Analysis for the year ended December 31, 2018. A copy of MDC Partners’ most recent consolidated financial statements, interim financial statements, and proxy statement and management information circular may also be obtained by shareholders, without charge, upon written request from the Secretary of MDC Partners or from the Securities and Exchange Commission’s website at www.sec.gov or the SEDAR website at www.sedar.com.
SHAREHOLDER PROPOSALS FOR 2020 ANNUAL GENERAL MEETING
Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. The 2020 Annual Meeting of Shareholders is expected to be held on or about June 4, 2020. In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”) intended to be included in the proxy materials for the 2020 Annual Meeting of Shareholders must be received by the Secretary of the Company, 745 Fifth Avenue, 19th Floor, New York, NY 10151, by December 31, 2019, in a form that complies with the Company’s Bylaws and applicable requirements. Any proposal submitted after December 31, 2019, will not be considered timely for the purposes of Rule 14a-8.
Moreover, unless a shareholder who wishes to present a proposal at the Annual Meeting outside the processes of Rule 14a-8 has submitted such proposal to us by the close of business on March 8, 2020, subject to applicable rules, we will have discretionary authority to vote on any such proposal with respect to all proxies submitted to us even when we do not include in our proxy statement advice on the nature of the matter and how we intend to exercise our discretion to vote on the matter.

GENERAL
Management knows of no matter to come before the Meeting other than the matters referred to in the accompanying Notice. If any matters which are not now known should properly come before the Meeting, the accompanying proxy instrument will be voted on such matters in accordance with the best judgment of the person voting it.
The contents and sending of this Proxy Statement and Management Information Circular have been approved by the Board as of the date hereof.
By Order of the Board
Mitchell S. Gendel
General Counsel and Corporate Secretary
New York, N.Y.
April 30, 2019

EXHIBIT A
CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MDC PARTNERS INC.
AS ADOPTED AND AMENDED BY THE BOARD
(dated as of July 28, 2017)
I. AUTHORITY
The Board of Directors (the “Board”) of MDC Partners Inc. (the “Corporation”) has established an Audit Committee (the “Committee”). The Committee shall be comprised of three or more directors, as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.
II. PURPOSE OF THE COMMITTEE
The Committee’s purpose is to provide assistance to the Board in fulfilling its fiduciary obligations and oversight responsibilities with respect to (1) the integrity of the Corporation’s financial statements, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Corporation’s internal audit function and independent auditors. The Committee will also prepare the report that SEC rules require to be included in the Corporation’s annual proxy statement.
The Committee is directly responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder by the Securities and Exchange Commission (the “SEC”) and the rules of the Nasdaq, the independent auditor must report directly to the Committee and is accountable to the Committee (as representatives of the shareholders of the Corporation). The Committee’s oversight responsibilities include the authority to approve all audit engagement fees and terms, as well as all permitted non-audit engagements and resolution of disagreements between management and the independent auditor regarding financial reporting.
It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditor, internal audit and the financial and senior management of the Corporation.
III. COMPOSITION OF THE COMMITTEE
Independence
Each member of the Committee shall be an “independent” director within the meaning of Section 10A(m)(3) of the Exchange Act, Rule 10A-3(b)(1) thereunder, and Nasdaq Marketplace Rule 4200(a)(15) subject to applicable exceptions.
Financial Literacy and Expertise
All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an “audit committee financial expert” as defined in Item 16A of SEC Form 20-F and at least one member shall have accounting or related financial experience as required under applicable Nasdaq rules.

The Committee shall ensure that the Corporation provides to applicable regulatory authorities any required certification relating to adequacy of this Charter and composition of the Committee.
IV. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE
In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee (it being understood that the Committee may diverge from such matters as considered appropriate given the circumstances):
Selection and Evaluation of Auditors
(a)
Select the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

(b)
Annually review and approve the terms of engagement and approve the remuneration of Corporation’s independent auditor; and

(c)
Review the performance of the Corporation’s independent auditor and terminate or replace the independent auditor when circumstances warrant.

Independence of Auditors
(a)
Ensure that the Corporation’s independent auditor is independent and capable of exercising impartial judgment on all issues encompassed within its engagement. Regard shall be had to all applicable rules and regulations relating to independence, including those with respect to financial relationships, employment relationships, business relationships, the provision of non-audit services, contingent fees, partner rotation and compensation.

(b)
Ensure that the independent auditor delivers to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Corporation, consistent with the PCAOB Independence Standards Board Standard 1;

(c)
Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and

(d)
Take appropriate action to satisfy itself of the auditor’s independence.

General Responsibility for Oversight of Auditors
(a)
The Corporation’s independent auditor shall be ultimately accountable to the Committee and the Committee shall be responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor;

(b)
Pre-approve all audit and permitted non-audit services to be provided by the independent auditor. The Committee may approve policies and procedures for the pre-approval of services to be rendered by the independent auditor, which policies and procedures are detailed as to the particular service. All non-audit services to be provided to the Corporation or any of its subsidiaries by the independent auditor or any of its subsidiaries which are not covered by pre-approval policies and procedures approved by the Committee shall be subject to pre-approval by the Committee; and

(c)
Resolve all disagreements between management and the independent auditor regarding financial reporting.

Oversight of Annual Audit and Quarterly Financial Statements
(a)
Review and approve the annual audit plan of the Corporation’s independent auditor, including the audit and non-audit services that the auditor is providing for the Corporation and its subsidiaries, the level of responsibility assumed by the auditor under generally accepted auditing standards and a summary of the audit approach;

(b)
Before the release of annual financial statements, discuss with the independent auditor all matters required by AICPA AU Section 380 (including the independent auditor’s responsibility under GAAP, the selection of and changes in significant accounting policies or their application, management judgments and accounting estimates, significant audit adjustments, the independent auditor’s responsibility for information other than financial statements, disagreements with management, consultation with other accountants, and difficulties encountered in performing the audit) and CICA Handbook section 5751 (which governs the communications between the independent auditors and the Committee);

(c)
Receive a report from the Corporation’s independent auditor, prior to the filing of the audit report with the SEC regarding:

(i)
all critical accounting policies and practices used by the Corporation; and

(ii)
other material communications between the independent auditor and management;

(d)
Review and discuss with management the quarterly financial statements. Discuss with the independent auditor the results of its procedures on the statements.

(e)
Prior to any disclosure, review and recommend to the Board for approval:

(i)
the annual financial statements and related documents (MD&A, AIF, etc.);

(ii)
the quarterly financial reports and related documents (including MD&A); and

(iii)
other disclosure documents containing financial information that would likely be material to either the quarterly or annual financial statements.

Oversight and Monitoring of Other Financial Disclosures
(a)
Review and recommend to the Board for approval all financial information of the Corporation contained in any prospectus, annual information form, information circular or similar document of the Corporation, and any earnings press release to be issued in conjunction with the annual and quarterly results;

(b)
Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to credit rating agencies that are subject to confidentiality agreements. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to credit rating agencies, unless the substance of a presentation to any credit rating agency constitutes a material shift in the Corporation strategy not previously approved by the Board;

(c)
Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to analysts or shareholders (in groups or one-on-one) and the processes for ensuring that new material information is first or simultaneously disseminated in the public domain and subsequently included on the Corporation’s website. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to analysts, unless the substance of a presentation to any analyst constitutes a material shift in the Corporation strategy not previously approved by the Board; and

(d)
Review the public disclosure required in connection with the Committee’s pre-approval of audit and non-audit services provided by the independent auditor.

Oversight of Financial Reporting Processes and Internal Controls
(a)
Review with management, internal audit and the independent auditor the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures, including controls and security of the computerized information systems; and contingency plans to deal with possible system failures.

(b)
Review with management its compliance with prescribed policies, procedures and internal control;

(c)
Review with management, internal audit and the independent auditor any reportable conditions and material weaknesses affecting internal control;

(d)
Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditor, internal audit and the Corporation’s management;

(e)
Review with management major financial and asset related risks and the steps taken to monitor and control such risks (i.e. acquisition performance, technology, goodwill etc.);

(f)
Review policies for approval of senior management expenses;

(g)
Receive and review interim and annual CEO and CFO certifications; and

(h)
Review fraud risk management.

Oversight of Internal Audit
(a)
Review and discuss with the SVP, Compliance & Risk Management the scope of work of the internal audit function, its plans and the issues identified as a result of its work and how management is addressing these issues;

(b)
Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function;

(c)
Review and approve the Internal Audit charter and any proposed amendments thereto;

(d)
Review the performance and approve the appointment or dismissal of the SVP, Compliance & Risk Management;

(e)
Meet separately with the SVP, Compliance & Risk Management at least quarterly; and

(f)
Review summaries of significant internal audit reports and management’s responses.

Other Matters
(a)
Meet with outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

(b)
Monitor compliance by the Company’s employees and personnel with the Code of Conduct;

(c)
Monitor procedures for the receipt, retention and resolution of complaints received by the Corporation regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(d)
Review and approve all related party transactions with any director or nominee, executive officer, holder of more than 5% of any class of the Corporations voting securities or any family member of the foregoing persons, other than those related party transactions in respect of which the Board has delegated review and approval to a special committee of independent directors;

(e)
Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose;

(f)
In conjunction with the Board, oversee management of the Corporation’s Enterprise risks. Discuss with management the Corporation’s policies and processes with respect to risk assessment and risk management, and recommend appropriate modifications (if any); and

(g)
Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate including an Annual Assessment of its effectiveness as a Committee.

With respect to the duties and responsibilities listed above, the Committee should:
(a)
Report regularly to the Board on its activities, as appropriate;

(b)
Exercise reasonable diligence in gathering and considering all material information;

(c)
Understand and weigh alternative courses of conduct that may be available;

(d)
Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

(e)
If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities;

(f)
Provide management and the Corporation’s independent auditor with appropriate opportunities to meet privately with the Committee; and

(g)
Review the Charter of the Audit Committee annually and recommend it to the Board.

V. MEETINGS OF THE COMMITTEE
The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least quarterly with management, internal audit and the Corporation’s independent auditor in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. The Chairman should work with the Chief Financial Officer, General Counsel and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.
VI. ADVISORS AND FUNDING
The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and responsibilities. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of any compensation (i) to any independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and (ii) to any independent advisors employed by the Committee.
VII. DISCLOSURE AND REVIEW OF CHARTER
The charter shall be (1) published in the Corporation’s annual report or information circular once every three years or following a material amendment to it; or (2) be posted in an up-to-date format on the Corporation’s web site. The Committee should review and reassess annually the adequacy of this Charter as required by the applicable rules of Nasdaq.
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While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditor have the responsibility of auditing the financial statements. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditor or to ensure that the Corporation complies with all laws and regulations.

EXHIBIT B
CORPORATE GOVERNANCE
DISCLOSURE OF CORPORATE GOVERNANCE PRACTICES
(CANADIAN NATIONAL INSTRUMENT 58-101)
The directors of MDC Partners Inc. consider good corporate governance to be central to the effective and efficient operation of the Company. The business of the Company is supervised by its Board of Directors, directly and through its committees. The Canadian Securities Administrators require disclosure on an annual basis of the Company’s corporate governance practices in accordance with Form 58-101 — Disclosure of Corporate Governance Practices. The Company’s corporate governance practices are set out below.
The Board of Directors
In determining whether a particular director is independent, the Board examines the factual circumstances in the context of that particular year. The Board proposed for election in this Circular is composed of eight (8) members, all of whom are considered to be independent directors with the exception of Mr. Penn, who is a member of management. The following directors of MDC Partners also serve as directors (or senior executive officers) of companies that are reporting issuers (or the equivalent) in Canada or the U.S.:
Mark J. Penn:   currently serves as the Chief Executive Officer. He is also the President and Managing Partner of The Stagwell Group.
Charlene Barshefsky:   currently serves as Senior International Partner at WilmerHale. She is also a director of the American Express Company and the Estee Lauder Companies, is a trustee of the Howard Hughes Media Institute and is a member of the Council on Foreign Relations.
Daniel S. Goldberg:   currently serves as President and Chief Executive Officer of Telesat.
Bradley J. Gross:   currently serves as a Managing Director at Goldman Sachs & Co. He is also a director of Americold Realty Trust, Neovia Logistics Holdings, Proquest Holdings and Open Road Parent.
Annie Marie O’Donovan:   currently serves as a director of Indigo Books & Music, Inc., Aviva Canada, Cadillac Fairview and Investco.
Kristen M. O’Hara:   currently serves as a trustee of the Signature Theatre Company.
Desirée Rogers:   currently serves as Chairman of Choose Chicago and of One Brown Girl. She is also a director of World Business Chicago, Cradles to Crayons, The Economic Club of Chicago, Conquer Cancer Foundation, Donors Choose and Inspired Entertainment.
Irwin D. Simon:   currently serves as Chairman and Chief Executive Officer of Aphria Inc. He is also a director of Barnes & Noble and a trustee at Tulane University and Poly Prep Country Day School.
All independent directors frequently meet at the beginning or end of each regularly scheduled quarterly Board or Committee meeting without non-independent directors and management present. The Board has access to information independent of management through MDC Partners’ auditor who reports to the Audit Committee. The specific responsibilities of the Board include reviewing and approving all major strategic decisions, including any change in the strategic direction of MDC Partners and acquisitions and/or divestitures and other matters (such as guarantees) in excess of  $5 million; reviewing and approving annual budgets, including capital expenditure plans; reviewing and approving operating results for each quarter and year to date. As part of its ongoing activities, the Board regularly receives and comments upon reports of management as to the performance of MDC Partners’ business and management’s expectations. The Board is therefore of the view that the appropriate structures and procedures are in place to ensure that it can function independent of management.
Effective as of July 20, 2015, the Board appointed Mr. Irwin Simon as the Presiding Director of the Board. Mr. Simon is independent.

Board Mandate
The Board of Directors recently adopted a set of Corporate Governance Guidelines as a framework within which the Board and its Committees will conduct its business. A copy of the Guidelines is available free of charge at MDC Partners’ website at http://www.mdc-partners.com/investors/corporate-governance.
Position Descriptions
The Company’s bylaws and the Charters of each Board committee provide a detailed description of the roles and responsibilities of the Board (including the Chairman), management and each committee of the Board and their respective chairs.
The primary functions of the CEO are to lead the management of our businesses and affairs in accordance with the Company’s strategic plan and operating and capital budgets, as approved by the Board.
The Board has developed a written position description and mandate, which sets forth the CEO’s key responsibilities. These responsibilities include the following: (a) develop and recommend to the Board a long-term strategy and vision for the Company that leads to creation of shareholder value; (b) develop and recommend to the Board annual business plans and budgets that support the Company’s long-term strategy; (c) consistently strive to achieve the Company’s financial and operating goals and objectives; and (d) develop the corporate and partner management teams and succession plans.
The Human Resources & Compensation Committee (described below) is responsible for establishing, monitoring and evaluating objectives and standards of performance for the Chief Executive Officer and other executive officers on an annual basis. Salary, bonus, loans or other payments for the benefit of the Chief Executive Officer must be reviewed and approved by the Human Resources & Compensation Committee. Related party expenses for services rendered and in the nature of expense reimbursement must also be approved by the Human Resources & Compensation Committee.
Orientation and Continuing Education
New directors to MDC Partners have generally been executives with extensive business experience and directorship responsibilities on the boards of other public and private institutions. Orientation for these individuals is provided through a review of past Board materials and other private and public documents concerning MDC Partners. In addition, Board members are encouraged to attend (at the cost and expense of the Company) continuing education programs identified by the Nominating and Corporate Governance Committee each year to ensure that they maintain the skills necessary for them to meet their obligations as directors.
Ethical Business Conduct
The Company has adopted a Code of Conduct, which applies to all directors, officers (including the Company’s Chief Executive Officer and Chief Financial Officer) and employees of the Company and its subsidiaries. The Code of Conduct was adopted in order to help directors, officers and employees resolve ethical issues. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Company’s policy is to not permit any waiver of the Code of Conduct for any director or executive officer, except in extremely limited circumstances. The Board, through the Audit Committee, monitors and assesses and claims alleged under the Code of Conduct. Any waiver of this Code of Conduct for directors or officers of the Company must be approved by the Company’s Board of Directors. Amendments to and waivers of the Code of Conduct will be publicly disclosed as required by applicable laws, rules and regulations. The Code of Conduct is available free of charge on the Company’s website at http://www.mdc-partners.com, or by writing to MDC Partners Inc., 745 Fifth Avenue, 19th Floor, New York, NY 10151, Attention: Investor Relations.
Nomination of Directors
The Nominating and Corporate Governance Committee is composed of three (3) members, all of whom are considered to be independent. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance Committee

is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating and Corporate Governance Committee are Irwin Simon (Chairman), Larry Kramer and Anne Marie O’Donovan. The Nominating and Corporate Governance Committee’s current charter is available at http://www.mdc-partners.com/investors/corporate-governance. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the Nasdaq corporate governance standards.
The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on committees, including persons suggested by shareholders and others. In identifying candidates for nominations to the Board, the Nominating and Corporate Governance Committee seeks to maintain at all times a Board with a diverse range of experience, talent, expertise and background appropriate for the business of the Company. The Nominating and Corporate Governance Committee does not require any specific minimum qualifications or specific qualities or skills, but reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.
Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters with its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers at it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and retention terms, with the Company bearing the cost of such fees.
Director Term Limits
The Board believes that the need to have experienced directors who are familiar with the business of the Company must be balanced with the need for fresh perspectives and a proactive approach. The Board has not adopted formal director term limits or other mechanisms of board renewal, in part, because the imposition of director term limits on a board implicitly discounts the value of experience and continuity among board members and runs the risk of excluding experienced and potentially valuable board members as a result of an arbitrary determination. In addition, imposing this restriction means the Board would lose the contributions of longer serving directors who have developed a deeper knowledge and understanding of the Company over time. The Board does not believe that long tenure impairs a director’s ability to act independently of management.
Policies Regarding the Representation of Women on the Board
The Company has not adopted a written policy relating to the identification and nomination of women directors to the Company’s board of directors but rather has an informal, unwritten policy, but the addition of at least one woman was a priority for 2018. The Company generally considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for board membership. As evidence of this approach, the Board nominated Ms. O’Donovan to join the Board in 2017, Ms. Rogers to join the Board in April 2018 and Ambassador Barshefsky to join the Board in April 2019. Ms. O’Hara was nominated for election to the Board in April 2019.

Consideration of the Representation of Women in the Director Identification and Selection Process
In identifying and nominating candidates for election or re-election to the board of directors, the Board considers the level of representation of women on the board, in addition to the competencies, skills and personal and other diverse qualities required for new directors in order to add value to the Company in light of opportunities and risks facing the Company. Selection of female candidates to the board will be, in part, dependent upon the pool of female candidates with the necessary skills, knowledge and experience. The ultimate decision will be based on merit and contribution the chosen candidate will bring to the board.
Consideration of the Representation of Women in Executive Officer Appointments
In appointing executive officers to the management team, the Company considers the level of representation of women in executive officer positions, and also takes into account the following factors: the competencies, skills and personal and other diverse qualities required for new executive officers in order to add value to the Company in light of opportunities and risks facing the Company.
Issuer’s Targets Regarding the Representation of Women on the Board and in Executive Officer Positions
The Company has not adopted a target for women on the board of directors because the Company does not believe that any director nominee should be chosen nor excluded because of gender. In selecting a director nominee, such as recently appointed Ms. O’Donovan, Ms. Rogers and Ms. Barshefsky, the Nominating and Corporate Governance Committee focuses on skills, expertise and background that would complement the existing Board. Directors will be recruited based on their ability and potential for meaningful contributions.
Similarly, the Company has not adopted a target for women in executive officer positions because the Company does not believe that any candidate for an executive officer position should be chosen nor excluded because of gender. In selecting candidates, the Company considers the skills, expertise and background that would complement the existing management team. Executive officers will be recruited based on their ability and contributions.
Number of Women on the Board and in Executive Officer Positions
As of the date of this Proxy Statement and Management Information Circular, (i) there are three women on the Company’s Board of Directors, representing 30% of the directors and (ii) five (5) of the Company’s executive officers are women, representing approximately 38% of the Company’s executive officers.
Compensation
The Human Resources & Compensation Committee is composed of three members, all of whom are considered to be independent. The Human Resources & Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Human Resources & Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the 2011 Stock Incentive Plan, the 2016 Stock Incentive Plan and the SARs Plan. Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Human Resources & Compensation Committee. The Human Resources & Compensation Committee reviews the compensation of members of the Board on an annual basis and makes recommendations to the Board. The Board considers their remuneration appropriate given the time commitment, risk and responsibilities associated with the position. The current members of the Human Resources & Compensation Committee are Clare Copeland (Chairman), Larry Kramer, Irwin Simon and Desiree Rogers. The Human Resources & Compensation Committee’s current charter is available at http://www.mdc-partners.com/investors/corporate-governance. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the Nasdaq corporate governance standards.

Other Board Committees
The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available, free of charge at MDC Partners’ website located at http://www.mdc-partners.com/investors/corporate-governance.
In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.
Assessments
The Nominating and Corporate Governance Committee is responsible for developing and recommending standards of performance of the Board, its committees and the individual directors through administration of an annual questionnaire. It is the responsibility of the Nominating and Corporate Governance Committee to assess the effectiveness of the Board as a whole and the committees of the Board. Participation of directors is expected at all Board and committee meetings. Directors are asked to notify MDC Partners if they are unable to attend, and attendance at meetings is duly recorded.

FORM OF PROXY – CLASS A SHARESThis proxy is solicited by the management of MDC Partners Inc. (“MDC” or “the Company”) for use at the Annual and Special Meeting of Shareholders to be held on June 4, 2019. I/We, being shareholder/s of MDC, hereby appoint/s as his or her nominee, Mr. Mark J. Penn, or failing him, Mr. Mitchell Gendel, or instead of the foregoing, (strike out preceding names and print name of alternative nominee) ___________________, as proxy of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below direction (or if no directions have been given, as the proxy sees fit) on all the following matters and any other matter that may properly come before the Annual and Special Meeting of Shareholders of the Company to be held at 10:00 a.m. (Eastern Standard Time) on June 4, 2019, at the MDC Partners Innovation Center, 745 Fifth Avenue, Floor 19, New York, NY 10151 (the “Meeting”), and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution. 27512-9903 Management recommends voting FOR resolutions 1, 2, 3 and 4. Please use a dark black pencil or pen. 1. Election of Directors The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are: FOR WITHHOLD 1. Mark J. Penn 2. Charlene Barshefsky 3. Daniel S. Goldberg 4. Bradley J. Gross 5. Lawrence S. Kramer 6. Anne Marie O’Donovan 7. Desirée Rogers 8. Irwin D. Simon FOR AGAINST WITHHOLD 2. Appointment of Auditors The auditor nomination proposed by management is BDO USA, LLP, to act as auditors of MDC Partners and to authorize the Audit Committee to fix their remuneration. 3. Executive Compensation The recommendation put forth by management is for the approval of a non-binding advisory resolution on the Company’s executive compensation. 4. Adoption of By-law No. 2 The recommendation put forth by management is for the approval of the adoption of the by-law. Under Canadian Securities Law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable boxes below. I would like to receive quarterly financial statements. I would like to receive future mailings by email at _____________________________. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted FOR each of the matters specified above, or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.Print Name(s):________________________ Number of Shares Represented:_____________ _________________________________________________________ ___________________ Signature(s) DatePlease sign exactly as your name/s appear on this proxy. Please see reverse for instructions. All proxies must be received by 10:00 a.m. (Eastern Standard Time) on May 31, 2019. The proxy cutoff time may be waived or extended by the chairman of the meeting without notice.

Notes to Proxy1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If youare an individual, please sign exactly as your name appears on this proxy. If the holder is acorporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if thecorporation has a corporate seal, its corporate seal should be affixed.2. A shareholder has the right to appoint a person to attend and act for him or her and on his or herbehalf at the Meeting other than the persons designated in this form of proxy. Such right may beexercised by filing in the name of such person in the blank space provided and striking out thenames of management’s nominees in paragraph one. A person appointed as nominee to represent ashareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holdermust be present at the Meeting to vote.2. If the securities are registered in the name of an executor, administrator or trustee, please signexactly as your name appears on this proxy. If the securities are registered in the name of adeceased or other holder, the proxy must be signed by the legal representative with his or her nameprinted below his or her signature, and evidence of authority to sign on behalf of the deceased orother holder must be attached to this proxy.3. Some holders may own securities as both a registered and a beneficial holder; in which case youmay receive more than one Circular and will need to vote separately as a registered and beneficialholder. Beneficial holders may be forwarded either a form of proxy already signed by theintermediary or a voting instruction form to allow them to direct the voting of securities theybeneficially own. Beneficial holders should follow instructions for voting conveyed to them bytheir intermediaries.4. If a security is held by two or more individuals, any one of them present or represented by proxyat the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one ormore of them are present or represented by proxy, they must vote together the number of securitiesindicated on the proxy.All holders should refer to the Proxy Circular for further information regarding completion and useof this proxy and other information pertaining to the Meeting.This proxy is solicited by and on behalf of Management of the Company.How to VoteINTERNET Go to www.astvotemyproxy.com, enter the 13-digit control number printed on this formand follow the instructions on screen.TELEPHONE Use any touch-tone phone, call 1-888-489-5760 (toll-free in the United States andCanada), enter the 13-digit control number printed on this form and follow the voiceinstructions. If you vote by telephone, do not return this proxy.MAIL, FAX or EMAIL Complete and return your signed proxy in the envelope provided or send to:AST Trust Company (Canada)Attn: Proxy DepartmentP.O. Box 721Agincourt, ON M1S 0A1 Alternatively, you may fax your proxy to 416-368-2502 or 1-866-781-3111 (toll free inthe United States and Canada), or scan and email to proxyvote@astfinancial.com.An undated proxy is deemed to be dated on the day it was received by AST.If you wish to receive investor documents electronically in future, please visithttps://ca.astfinancial.com/edelivery to enroll.All proxies must be received by 10:00 a.m. (Eastern Standard Time) on May 31, 2019. Theproxy cut off time may be waived or extended by the chairman of the meeting without notice.Any questions and requests for assistance may be directed to the Strategic Shareholder Advisorand Proxy Solicitation Agent:The Exchange Tower130 King Street West, Suite 2950, P.O. Box 361Toronto, OntarioCanada M5X 1E2Call Toll-Free at: 1-877-659-1821 within North AmericaCall Collect at: 416-867-2272 outside North AmericaE-mail: contactus@kingsdaleadvisors.comFacsimile: 416-867-2271 / Toll Free Facsimile: 1-866-545-5580

FORM OF PROXY – CLASS B SHARESThis proxy is solicited by the management of MDC Partners Inc. (“MDC” or “the Company”) foruse at the Annual and Special Meeting of Shareholders to be held on June 4, 2019.I/We, being shareholder/s of MDC, hereby appoint/s as his or her nominee, Mr. Mark J. Penn, orfailing him, Mr. Mitchell Gendel, or instead of the foregoing, (strike out preceding names and printname of alternative nominee) ___________________, as proxy of the undersigned, to attend, actand vote on behalf of the undersigned in accordance with the below direction (or if no directionshave been given, as the proxy sees fit) on all the following matters and any other matter that mayproperly come before the Annual and Special Meeting of Shareholders of the Company to be heldat 10:00 a.m. (Eastern Standard Time) on June 4, 2019, at the MDC Partners Innovation Center,745 Fifth Avenue, Floor 19, New York, NY 10151 (the “Meeting”), and at any and alladjournments or postponements thereof in the same manner, to the same extent and with the samepowers as if the undersigned were personally present, with full power of substitution.27512-9903Management recommends voting FOR resolutions 1, 2, 3 and 4. Please use a dark blackpencil or pen.1. Election of DirectorsThe nominees proposed by management to act as directors of MDC Partners, to hold office until successors areelected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until hissuccessor is otherwise elected, are:FOR WITHHOLD1. Mark J. Penn 2. Charlene Barshefsky3. Daniel S. Goldberg4. Bradley J. Gross5. Lawrence S. Kramer6. Anne Marie O’Donovan7. Desirée Rogers8. Irwin D. SimonFOR AGAINST WITHHOLD2. Appointment of AuditorsThe auditor nomination proposed by management is BDOUSA, LLP, to act as auditors of MDC Partners and to authorizethe Audit Committee to fix their remuneration.3. Executive CompensationThe recommendation put forth by management is for theapproval of a non-binding advisory resolution on theCompany’s executive compensation.4. Adoption of By-law No. 2The recommendation put forth by management is for theapproval of the adoption of the by-law.Under Canadian Securities Law, you are entitled to receive certain investor documents. Ifyou wish to receive such material, please tick the applicable boxes below. I would like to receive quarterly financial statements. I would like to receive future mailings by email at _____________________________.I/We authorize you to act in accordance with my/our instructions set out above. I/We herebyrevoke any proxy previously given with respect to the Meeting. If no voting instructions areindicated above, this Proxy will be voted FOR each of the matters specified above, or, if youappoint another proxyholder, as that other proxyholder sees fit. On any amendments orvariations proposed or any new business properly submitted before the Meeting, I/Weauthorize you to vote as you see fit.Print Name(s):________________________ Number of Shares Represented:______________________________________________________________________ ___________________Signature(s) DatePlease sign exactly as your name/s appear on this proxy. Please see reverse for instructions. Allproxies must be received by 10:00 a.m. (Eastern Standard Time) on May 31, 2019. The proxy cutoff time may be waived or extended by the chairman of the meeting without notice.

Notes to Proxy1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If youare an individual, please sign exactly as your name appears on this proxy. If the holder is acorporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if thecorporation has a corporate seal, its corporate seal should be affixed.2. A shareholder has the right to appoint a person to attend and act for him or her and on his or herbehalf at the Meeting other than the persons designated in this form of proxy. Such right may beexercised by filing in the name of such person in the blank space provided and striking out thenames of management’s nominees in paragraph one. A person appointed as nominee to represent ashareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holdermust be present at the Meeting to vote.2. If the securities are registered in the name of an executor, administrator or trustee, please signexactly as your name appears on this proxy. If the securities are registered in the name of adeceased or other holder, the proxy must be signed by the legal representative with his or her nameprinted below his or her signature, and evidence of authority to sign on behalf of the deceased orother holder must be attached to this proxy.3. Some holders may own securities as both a registered and a beneficial holder; in which case youmay receive more than one Circular and will need to vote separately as a registered and beneficialholder. Beneficial holders may be forwarded either a form of proxy already signed by theintermediary or a voting instruction form to allow them to direct the voting of securities theybeneficially own. Beneficial holders should follow instructions for voting conveyed to them bytheir intermediaries.4. If a security is held by two or more individuals, any one of them present or represented by proxyat the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one ormore of them are present or represented by proxy, they must vote together the number of securitiesindicated on the proxy.All holders should refer to the Proxy Circular for further information regarding completion and useof this proxy and other information pertaining to the Meeting.This proxy is solicited by and on behalf of Management of the Company.How to VoteINTERNET Go to www.astvotemyproxy.com, enter the 13-digit control number printed on this formand follow the instructions on screen.TELEPHONE Use any touch-tone phone, call 1-888-489-5760 (toll-free in the United States andCanada), enter the 13-digit control number printed on this form and follow the voiceinstructions. If you vote by telephone, do not return this proxy.MAIL, FAX or EMAIL Complete and return your signed proxy in the envelope provided or send to:AST Trust Company (Canada)Attn: Proxy DepartmentP.O. Box 721Agincourt, ON M1S 0A1 Alternatively, you may fax your proxy to 416-368-2502 or 1-866-781-3111 (toll free inthe United States and Canada), or scan and email to proxyvote@astfinancial.com.An undated proxy is deemed to be dated on the day it was received by AST.If you wish to receive investor documents electronically in future, please visithttps://ca.astfinancial.com/edelivery to enroll.All proxies must be received by 10:00 a.m. (Eastern Standard Time) on May 31, 2019. Theproxy cut off time may be waived or extended by the chairman of the meeting without notice.Any questions and requests for assistance may be directed to the Strategic Shareholder Advisorand Proxy Solicitation Agent:The Exchange Tower130 King Street West, Suite 2950, P.O. Box 361Toronto, OntarioCanada M5X 1E2Call Toll-Free at: 1-877-659-1821 within North AmericaCall Collect at: 416-867-2272 outside North AmericaE-mail: contactus@kingsdaleadvisors.comFacsimile: 416-867-2271 / Toll Free Facsimile: 1-866-545-5580